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                                                                  Exhibit 10.52

                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 13th day of July, 2001 (the "Purchase Date") by and between eUniverse, Inc., a Nevada corporation (the "Company"), and 550 Digital Media Ventures Inc., a Delaware corporation (the "Purchaser"). Certain terms used and not otherwise defined in the text of this Agreement are defined in Section 11 of this Agreement.

                               W I T N E S S E T H

         WHEREAS, the Company desires to issue and to sell to the Purchaser, and the Purchaser desires to purchase from the Company, the Series B Preferred Shares (as hereinafter defined), all in accordance with the terms and provisions of this Agreement; and

         WHEREAS, the Company desires to issue to the Purchaser, and the Purchaser desires to accept from the Company, in exchange for those certain rights to subscribe for and purchase common stock pursuant to that certain "Warrant for the Purchase of up to 1,101,260 Shares of Common Stock" of eUniverse, Inc. issued to New Technology Holdings, Inc. (n/k/a 550 Digital Media Ventures, Inc.) dated September 6, 2000 (the "Existing Warrants") shares of Common Stock (as hereinafter defined, all in accordance with the terms and provisions of this Agreement).

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

1. Authorization of Securities. The Company has authorized the issuance and sale of shares of its Series B Convertible Preferred Stock, par value $.10 per share (the "Series B Preferred Shares"), which will be convertible into shares of the Company's common stock, par value $.001 per share (the "Common Stock"). In addition, the Company has authorized the issuance and delivery, in exchange for the Existing Warrants, of shares of Common Stock. The Series B Preferred Shares will have the rights, preferences and privileges set forth in the form of Certificate of Designations, Powers, Preferences and Rights substantially in the form attached hereto as Exhibit A (the "Certificate of Designation"). The shares of Common Stock into which the Series B Preferred Shares are convertible are sometimes referred to herein as the "Conversion Shares" and the Series B Preferred Shares delivered pursuant to this Agreement, the Common Stock delivered pursuant to this Agreement and the Conversion Shares are sometimes referred to herein collectively as the "Securities".

2. Sale and Purchase of the Securities.

         2.1 Upon the terms and subject to the conditions herein contained, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at the Closing (as hereinafter defined), such number of Series B Preferred Shares as equals $5,000,000 (the "Purchase Price") divided by $2.60 per share (as adjusted for a stock split, reverse split, stock dividend, merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event).

         2.2 Upon the terms and subject to the conditions herein contained, the Company agrees to deliver to the Purchaser, and the Purchaser agrees to accept from the Company, at the Closing and in exchange for the Existing Warrants, such number of shares of Common Stock as equals $1,000,000 divided by the per share price calculated pursuant to Section 2.3 hereof. As additional consideration for the exchange of the Existing Warrants, the Purchaser and the Company shall enter into a Letter Agreement in the substantially in the form attached hereto as Exhibit B (the "Advertising Agreement").

         2.3 The per share price for purposes of Sections 2.2 hereof shall be the Share Price or Adjusted Share Price, as the case may be, as such terms are defined in that certain Share Purchase Agreement by and among the Company, the Purchaser, Indimi, L.L.C., and Indimi, Inc. dated the date hereof (the "Share Purchase Agreement").

3. Closing. The closing of the sale to, and purchase by, the Purchaser of the Series B Preferred Shares and the shares of Common Stock to be delivered pursuant to this Agreement (the "Closing") shall occur at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036-6522, on the third business day after the satisfaction or waiver of all of the conditions set forth in Section 6 hereof or at such other time and place as the Company and the Purchaser may agree (the "Closing Date"). At the Closing, the Company shall deliver to the Purchaser one or more certificates evidencing the Series B Preferred Shares and the shares of Common Stock to be delivered pursuant to this Agreement (in such denomination as shall be specified in writing by the Purchaser), each of which shall be registered in the Purchaser's name or its designee, against delivery to the Company of the Purchase Price payable by (x)(i) wire transfer of immediately available funds to an account that the Company will designate in writing to the


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Purchaser at least two business days prior to the Closing Date, (ii) by cancellation of any indebtedness under the Promissory Note (as defined in Section 13 hereof) and/or (iii) credit for Third Party Reimbursement Fees (as defined in that certain Transition Services Agreement between the Purchaser and the Company dated July 12, 2001 (the "Transition Services Agreement")), to the extent permitted in the Transition Services Agreement, and (y) cancellation of the Existing Warrants.

4. Representations and Warranties of the Purchaser; Register of Securities; Restrictions on Transfer. The Purchaser represents and warrants to the Company as follows:

         4.1 Organization. The Purchaser is validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to enter into this Agreement and consummate the transactions contemplated hereby.

         4.2 Validity. The execution, delivery and performance of this Agreement, and the other documents and instruments referred to herein, in each case to which the Purchaser is a party, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms.

         4.3 Brokers. There is no broker, investment banker, financial advisor, finder or other Person which has been retained by or is authorized to act on behalf of the Purchaser who might be entitled to any fee or commission for which the Company will be liable in connection with the execution of this Agreement.

         4.4 Investment Representations and Warranties. The Purchaser understands that the Securities have not been, and will not upon issuance be, registered under the Securities Act of 1933, as amended (the "Securities Act"), and that the certificates evidencing the Securities shall bear a legend to that effect, unless prior to conversion of any Series B Preferred Shares, the Common Stock issuable upon conversion thereof shall have been so registered.

         4.5 Acquisition for Own Account. The Purchaser is acquiring the Securities for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act.

         4.6 Ability to Protect Its Own Interests and Bear Economic Risks. The Purchaser represents that by reason of the business and financial experience of its management, the Purchaser has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement. The Purchaser further represents that the Purchaser is able to bear the economic risk of an investment in the Securities, and has an adequate income independent of any income produced from an investment in the Securities and has sufficient net worth to sustain a loss of all of its investment in the Securities without economic hardship if such a loss should occur.

         4.7 Accredited Investor. The Purchaser represents that it is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act.

         4.8 Access to Information. The Purchaser has had adequate opportunity to ask questions of, and receive answers from, the Company's officers, employees, agents, accountants, and representatives concerning the Company's business, operations, financial condition, assets, liabilities, and all other matters relevant to its investment in the Securities.

5. Representations and Warranties by the Company. The Company represents and warrants to the Purchaser as follows:

         5.1 Capitalization. (a)The authorized capital stock of the Company consists of 250,000,000 shares of Common Stock, par value $.001 per share, and 40,000,000 shares of preferred stock ("Preferred Stock"), par value $.10 per share. Ten million (10,000,000) shares of the Preferred Stock have been designated as Series A 6% Convertible Preferred Stock (the "Series A") and, immediately prior to Closing 4,098,335 shares of preferred stock will be designated Series B Preferred Shares. There are outstanding 18,825,808 shares of Common Stock, 1,454,572 shares of Series A and no Series B Preferred Shares and the Company has no other shares of capital stock authorized, issued or outstanding.

              (b) Except as set forth on Schedule 5.1 and the Existing Warrants,
(i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the

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Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock, nor are any such issuances or arrangements contemplated other than pursuant to Existing Stock Option Plans, (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act (except as provided hereunder), (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof and (iv) except as set forth on Schedule 5.1 the Company has not reserved any shares of capital stock for issuance pursuant to any stock option plan or similar arrangement. The capitalization of the Company as of the date hereof, including, without limitation, the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Series B Preferred Shares) exercisable for, or convertible into or exchangeable for any shares of capital stock and the number of shares to be reserved for issuance upon conversion of the Series B Preferred Shares is set forth on Schedule 5.1 of the disclosure schedule delivered by the Company to the Purchaser in connection herewith. Schedule 5.1 also lists any stockholders that, to the Company's knowledge, beneficially own five percent (5%) or more of the Common Stock, determined in accordance with Rule 13d-3 under the Exchange Act. Except as set forth on Schedule 5.1 there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Securities in accordance with the terms of this Agreement or the issuance of the Conversion Shares in accordance with the Certificate of Designation.

              (c) The Company has furnished to the Purchaser true and correct copies of the Company's articles of incorporation (the "Articles of Incorporation") as in effect on the date hereof, and the Company's by-laws (the "By-laws") as in effect on the date hereof.

         5.2 Due Issuance and Authorization of Capital Stock. All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable. Except as set forth on
Schedule 5.2, no shares of capital stock of the Company are subject to (a) preemptive rights or any other similar rights of the stockholders of the Company or (b) any lien, claim, judgment, charge, mortgage, security interest, pledge, escrow equity or other encumbrance (collectively, "Encumbrances") and the sale and delivery of the Securities to the Purchaser pursuant to the terms hereof and the issuance of the Conversion Shares to the Purchaser upon conversion of the Series B Preferred Shares will vest in the Purchaser legal and valid title to such Securities, free and clear of all

Encumbrances. The Securities will be duly authorized, validly issued, fully paid and nonassessable and a sufficient number of shares of Common Stock have been reserved for issuance upon conversion of the Series B Preferred Shares. Except as set forth on Schedule 5.2 none of the Securities are subject to (a) preemptive rights or any other similar rights of the stockholders of the Company or (b) Encumbrances.

         5.3 Organization. The Company was incorporated in the State of Nevada. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, (b) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a "Material Adverse Effect" on the Company, (c) has its principal place of business and chief executive office at 6300 Wilshire Blvd., Suite 1700, Los Angeles, CA 90048 and (d) has all requisite corporate power and authority to own or lease and operate its assets and carry on its business as presently being conducted. For purposes of this Agreement, "Material Adverse Effect" shall mean any material adverse effect on (i) the Securities, (ii) the ability of the Company or the Purchaser to perform their respective obligations under this Agreement, the Certificate of Designation, the Promissory Note, the Share Purchase Agreement, the Voting Agreement, or the Registration Rights Agreement (collectively, the "Transaction Documents"), or
(iii) the financial condition, properties, assets, liabilities, business, prospects or operations of the Company and any of its Subsidiaries.

         5.4 Subsidiaries. Except as set forth on Schedule 5.4, the Company has no subsidiaries and has no equity interest in any corporation, partnership, joint venture, limited liability company or other Person.

         5.5 Consents. Neither the execution, delivery or performance of this Agreement or any other Transaction Document by the Company, nor the consummation by it of the obligations and transactions contemplated hereby or thereby (including, without limitation, the issuance, the reservation for issuance and the delivery of the Securities) requires any consent of, authorization by, exemption from, filing with or notice to any governmental authority or any other Person, other than (a) the filings under applicable securities laws required to comply with the Company's registration obligations under the Registration Rights Agreement and (b) the filing of the Certificate of Designation with the Secretary of State of Nevada.

         5.6 Financial Statements. The Company has delivered or caused to be delivered to the Purchaser an audited consolidated balance sheet of the Company and the Subsidiaries, as applicable, as of March 31, 2001 (the "Balance

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Sheet"), and audited consolidated statements of income and retained earnings and cash flows of the Company and any Subsidiaries, as applicable, for the year ended March 31, 2001 (collectively with the Balance Sheet, the "Financial Statements"), and as of the Closing Date together with an unqualified opinion thereon from the Company's independent accountants, except as set forth on
Schedule 5.6. The Financial Statements were prepared in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto) and present fairly, in all material respects, the financial position and the results of operations of the Company and the Subsidiaries, as applicable, as of the dates, and for the periods, referred to therein.

         5.7 Title to Property and Assets. Neither the Company nor any Subsidiary, as the case may be, owns any real property. Each of the Company and the Subsidiaries owns its personal property and assets free and clear of all Encumbrances, except liens that arise in the ordinary course of business which do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Except as set forth on Schedule 5.7 with respect to any real property, the Company is not in material violation of any of its leases. All machinery, equipment, furniture, fixtures and other personal property and all plants, buildings, structures and other facilities, including, without limitation, office space used by the Company and the Subsidiaries in the conduct of its business, is in good operating condition and fit for operation in the ordinary course of business (subject to normal wear and tear) except for any defects which will not materially interfere with the conduct of normal operations of the Company and the Subsidiaries. The Company has delivered to the Purchaser true and complete copies of any leases related to the real property used by the Company and the Subsidiaries in the conduct of their business (the "Real Property").

         5.8 SEC Documents. Since June 16, 1999, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and after June 16, 1999, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company has delivered to the Purchaser true and complete copies of the SEC Documents, except the exhibits and schedules thereto and the documents incorporated therein. As of their respective dates, the SEC Documents complied with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or
(b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments).

         5.9 Authorization; Enforcement. The Company has all requisite corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Securities and the Conversion Shares). The execution, delivery and performance by the Company of each of the Transaction Documents, the execution and filing of the Certificate of Designation, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Company. The Company has taken all actions under its Articles of Incorporation and its By-laws as may be necessary or advisable to provide the Purchaser with the rights hereby contemplated.

         This Agreement and each other Transaction Document have been duly and validly executed and delivered by the Company and constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms.

         5.10 Issuance of Shares. The Securities have been duly authorized and a sufficient number of shares of authorized but unissued Common Stock have been reserved for issuance upon conversion of the Series B Preferred Shares, and upon such issuance or conversion in accordance with the terms of this Agreement or the Certificate of Designation (as applicable), all such Securities will be duly authorized, validly issued, fully paid and non-assessable, and free from all taxes,

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liens, claims and Encumbrances, and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

         5.11 No Conflicts. The execution, delivery and performance of this Agreement and each other Transaction Document, the execution and filing of the Certificate of Designation, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Securities) will not (a) result in a violation of the Articles of Incorporation or By-laws of the Company, (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any agreement, lease, mortgage, license, indenture, instrument or other contract to which the Company or any Subsidiary is a party, (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (d) result in the creation of any Encumbrance upon any of their assets. Neither the Company nor any Subsidiary is in violation of its certificate of incorporation, certificate of formation, articles of organization, limited liability company agreement, partnership agreement or by-laws (as applicable in each case), and except as set forth on Schedule 5.11 neither the Company nor any Subsidiary is in default (and no event has occurred which, with notice or lapse of time or both, would cause the Company or any Subsidiary to be in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any Subsidiary is a party. The business of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for violations that, either singly or in the aggregate, would not have a Material Adverse Effect. The Company is not in violation of the qualification or maintenance requirements of the Nasdaq Small Cap Market and is not subject to any threat of a proceeding or any proceeding to disqualify the Common Stock from qualification to trade on the Nasdaq Small Cap Market.

         5.12 Intellectual Property. (a) "Intellectual Property" means (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (ii) all trademarks, service marks,

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trade dress, logos, trade names, Internet domain names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith (collectively, "Trademarks"),
(iii) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, and all content and information contained on any website (iv) all trade secrets and confidential business information (including, without limitation, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (v) all computer software (including, without limitation, data and related documentation) and source codes, (vi) all other proprietary rights, (vii) all copies and tangible embodiments of the foregoing (in whatever form or medium) and (viii) all licenses or agreements in connection with the foregoing. "Company Intellectual Property" means all Intellectual Property which is used in connection with the business of, or as presently contemplated to be conducted by, the Company or any Subsidiary, and which the Company or any Subsidiary owns or has rights in and to pursuant to a License Agreement, the absence of which would have a Material Adverse Effect.

              (b) Except as set forth on Schedule 5.12(a), with respect to each material item of Company Intellectual Property:

                  (i) the Company and the Subsidiaries possess all right, title and interest in and to the item, free and clear of any Encumbrance, license or other restriction, and the Company or its Subsidiaries has taken or caused to be taken reasonable and prudent steps to protect its rights in and to, and the validity and enforceability of, the item and no trade secret of the Company or any Subsidiary has been disclosed or authorized to be disclosed to any third party other than pursuant to a written nondisclosure agreement that adequately protects the Company's and the applicable Subsidiary's proprietary interests in and to such trade secrets;

                  (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                  (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of the Company, is threatened which challenges the legality, validity, enforceability, use or ownership of the item;

                  (iv) the Company has never agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to the item;

                  (v) each license, sublicense, agreement or permission covering the item ("License Agreements") is legal, valid, binding, enforceable and in full force and effect; and

                  (vi) neither the Company nor any Subsidiary has licensed or sublicensed its rights in any Company Intellectual Property, or received or been granted any such rights, other than pursuant to the License Agreements;

                  (vii) to the knowledge of the Company or any subsidiary thereof no party (other than the Company) to any license, sublicense or agreement is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder, except for any such breach, default or event which would not have a Material Adverse Effect.

         Schedule 5.12(b) sets forth a list of all material Company Intellectual Property and identifies which is owned, licensed, leased or otherwise used, as the case may be. All Company or Subsidiary registered patents, and all registered and unregistered copyrights, trademarks, and service marks are valid and subsisting and in full force and effect and are not subject to any taxes or other fees except for annual filing and maintenance fees. Neither the Company nor any Subsidiary is aware of (a) any notice, claim or assertion that any item of Company Intellectual Property is or potentially may be invalid or (b) any facts which would cause a reasonable person to conclude that any item of Company Intellectual Property is or potentially may be invalid. Neither the Company nor any Subsidiary, nor any Website that is affiliated with or otherwise contains any Company or Subsidiary trademark, service mark, logo, or other indicia of ownership or attribution, is currently or has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties, and there is no pending or, to the best of knowledge of the Company, threatened claim or litigation against the Company or any Subsidiary contesting the right to use its Intellectual Property rights, asserting the misuse of any thereof, or asserting the infringement or other violation of any Intellectual Property rights of a third party. True and complete copies of all issued patents and copies of all filed patent, trademark and copyright applications of the Company have been provided to the Purchaser. All Trademarks have been in

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continuous use by the Company or Subsidiaries, and the Trademarks listed on
Schedule 5.12(b) for which the Company or any Subsidiary has obtained or applied for a registration have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates. To the knowledge of the Company and its Subsidiaries, there has been no material prior use of such Trademarks by any third party which would confer upon said third party superior rights in such Trademarks. The Company and its Subsidiaries have adequately policed the material Trademarks against third party infringement so as to maintain the validity of such Trademarks.

              (c) Other than as set forth on Schedule 5.12(c), which Schedule sets forth a list of all material Company Intellectual Property so effected, there are no outstanding options, licenses, or agreements of any kind relating to Company Intellectual Property, nor is the Company or any Subsidiary bound by or a party to any options, licenses, or agreements of any kind with respect to Company Intellectual Property. To the best of knowledge of the Company and any Subsidiary, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with the material Intellectual Property rights of the Company or any Subsidiary.

              (d) To the best of knowledge of the Company, none of the key employees, contractors or agents of the Company or any Subsidiary are obligated under any contract (including, without limitation, licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of his or her reasonable diligence to promote the interests of the Company or any Subsidiary or that would conflict with the Company's or the Subsidiary's businesses as presently conducted or contemplated to be conducted. Neither the execution, delivery or performance of this Agreement, nor the carrying on of the Company's or the Subsidiaries' businesses by the employees, contractors or agents of the Company or the Subsidiaries, nor the conduct of the Company's and the Subsidiaries' businesses as presently conducted or contemplated to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant, or instrument under which any such key employee, contractors or agents is obligated, and which conflict, breach or default would be materially adverse to the Company or any Subsidiary.

              (e) The Company has entered into written agreements with all key employees, contractors or agents of the Company and each Subsidiary with provisions seeking to protect the confidentiality of all Company Intellectual Property and to ensure full and unencumbered ownership by the Company or a Subsidiary of all Company Intellectual Property including, without limitation, appropriate "work for hire" language. The Company, without an independent investigation, is not aware of any violation by any such employees, contractors or agents of such agreements. All proprietary Company Intellectual Property was either developed:
(i) by employees of the Company or any Subsidiary within the scope of their employment; or (ii) by independent contractors who have assigned all of their rights to the Company or any Subsidiary pursuant to written agreement.

              (f) No stockholder, member, director, officer, employee, contractors or agents of the Company or any Subsidiary has any interest in any of the Company Intellectual Property.

              (g) The consummation of the transactions contemplated hereby will not result in the loss or impairment of the Company's or any Subsidiary's rights to own, use, or to bring any action for the infringement of, any of the Company Intellectual Property, nor will such consummation require the consent of any third party in respect of any Company Intellectual Property.

              (h) Except as set forth in Schedule 5.12(h), neither the Company nor any Subsidiary:

                  (i) has granted to any third party any exclusive rights of any kind (including, without limitation, exclusivity with regard to categories of advertisers on any World Wide Web site, territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the Company Intellectual Property), nor has the Company or any Subsidiary granted any third party any right to market any of the Company Intellectual Property under any private label or "OEM" arrangements;

                  (ii) has any material outstanding sales or advertising contract, commitment or proposal (including, without limitation, insertion orders, slotting agreements or other agreements under which the Company or any Subsidiary has allowed third parties to advertise on or otherwise be included in a World Wide Web site) that the Company currently expects to result in any loss to the Company upon completion or performance thereof;

                  (iii) has any material oral contracts or arrangements for the sale of advertising or any other product or service.

         5.13 Foreign Corrupt Practices Act. Neither the Company nor any Subsidiary, director, officer, agent, employee or other Person acting on behalf of the Company or any Subsidiary has, in the course of his, her or its actions for, or on behalf of, the Company or any Subsidiary, offered or made, directly or indirectly through any other Person, any payments of anything of value (in the form of a contribution, gift, entertainment or other expense), to (a) any Person employed by, or acting in an official capacity on behalf of, any governmental agency, department or instrumentality, or (b) any foreign or domestic government official, political party or official of such party, or any candidate for political office or employee thereof. Neither the Company, any Subsidiary, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any Subsidiary has violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or unlawful payment to any foreign or domestic government or political party official, employee, appointee or candidate.

         5.14 Material Contracts. Each Material Contract of the Company and any of its Subsidiaries is listed on Schedule 5.14 hereof . Each such contract is the legal, valid and binding obligation of the Company, enforceable against the Company and/or such Subsidiary, as the case may be, in accordance with its terms. Except as set forth on Schedule 5.14 there has not occurred any breach, violation or default or any event that, with the lapse of time, the giving of notice or the election of any Person, or any combination thereof, would constitute a breach, violation or default by the Company or its Subsidiary, as the case may be, under any such contract or, to the knowledge of the Company or its Subsidiary, as the case may be, by any other Person to any such contract. Except as set forth on Schedule 5.14 neither the Company nor any Subsidiary has been notified that any party to any Material Contract intends to cancel, terminate, not renew or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

         5.15 Right of First Refusal; Voting and Registration Rights. To the best of the Company's knowledge and except as set forth on Schedule 5.15, no party has any right of first refusal, right of first offer, right of co-sale, preemptive right or other similar right regarding the Company's securities. Except as set forth on Schedule 5.15, there are no provisions of the Articles of Incorporation or the By-laws of the Company or any of its Subsidiaries, no agreements to which the Company or any of its Subsidiaries is a party and no agreements by which the Company, any of its Subsidiaries or the Securities are bound, which (a) may affect or restrict the voting rights of the Purchaser with respect to the Securities in its capacity as a stockholder of the Company, (b) restrict the ability of the Purchaser, or any successor thereto or assignee or transferee thereof, to transfer the Securities, (c) would adversely affect the Company's or the Purchaser's right or ability to consummate the transactions contemplated by this Agreement or comply with the terms of the Transaction Documents and the transactions contemplated hereby or thereby, (d) require the vote of more than a majority of the Company's issued and outstanding Common Stock, voting together as a single class, to take or prevent any corporate action, other than those matters requiring a class vote under Nevada law, or (e) entitle any party to nominate or elect any director of the Company or require any of the Company's stockholders to vote for any such nominee or other Person as a director of the Company in each case, except as provided for in this Agreement, in each case, except as provided for in or contemplated by this Agreement.

         5.16 Form S-3 Eligibility. As of the filing of its annual report on Form 10-K for its fiscal year ended March 31, 2001, the Company will be eligible under the eligibility requirements of General Instruction I to Registration Statement on Form S-3 to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act. Except as disclosed on Schedule 5.16 to the knowledge of the Company, there exist no facts or circumstances that would reasonably be expected to prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Conversion Shares in accordance with the terms of this Agreement and the Registration Rights Agreement. Except as disclosed on Schedule 5.16, the Company is not under any obligation, contractual or otherwise, to register for sale any of its securities.

         5.17 Previous Issuances Exempt. All shares of capital stock and other securities either issued by the Company prior to the Closing Date have been issued in transactions registered under the Securities Act or exempt from the registration requirements under the Securities Act and all applicable state securities or "blue sky" laws, and in compliance with all applicable corporate laws. The Company has not offered any of its capital stock, or any other securities, for sale to, or solicited any offers to buy any of the foregoing from the Company, or otherwise approached or negotiated with any other Person in respect thereof, in such a manner as to require registration under the Securities Act. No holder of any of the Company's capital stock has any rescission or pre-emptive rights.

         5.18 No Integrated Offering. Neither the Company, nor any of its Affiliates or any other Person acting on the Company's behalf, has directly or indirectly engaged in any form of general solicitation or general advertising with respect to the Securities nor have any of such Persons made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, NASD Rule 4460(i) or any similar rule.

         5.19 Absence of Certain Developments. Except as set forth on Schedule
5.19 since March 31, 2001, neither the Company nor its Subsidiaries have suffered any change or development which has had a Material Adverse Effect. Since March 31, 2001, the Company and its Subsidiaries have conducted their business in the ordinary and usual course consistent with past practices and have not (a) sold, leased, transferred or otherwise disposed of any of the assets (other than dispositions in the ordinary course of business consistent with past practices), (b) terminated or amended in any material respect any Material Contract or lease to which the Company or any of its Subsidiaries is a party or to which it is bound or to which its properties are subject, (c) suffered any loss, damage or destruction, whether or not covered by insurance, which have had a Material Adverse Effect, (d) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes,
(e) incurred any liabilities (other than in the ordinary course of business or contractual liabilities) which, individually or in the aggregate, have had a Material Adverse Effect, (f) incurred, created or suffered to exist any Encumbrances (other than non-material Encumbrances) on its assets, (g) increased the compensation payable or to become payable to any of its officers or employees or increased any bonus, severance, accrued vacation, insurance, pension or other employee benefit plan, payment or arrangement made by the Company or any of its Subsidiaries for or with any such officers or employees out of the ordinary course of business, (h) suffered any labor dispute, strike, or other work stoppage, (i) made or obligated itself to make any capital expenditures in excess of $50,000 individually, (j) entered into any contract or other agreement requiring the Company or a Subsidiary to make payments in excess of $50,000 individually, other than in the ordinary course of business consistent with past practices, (k) paid any dividends, whether in cash or property, on account of, or repurchased any of, the Common Stock, or (l) entered into any agreement to do any of the foregoing.

         5.20 No Undisclosed Material Liabilities. Schedule 5.20 sets forth an accurate list of (a) all liabilities of the Company and its Subsidiaries in excess of $50,000 individually that are not reflected on the Financial Statements of those entities that became Subsidiaries of the Company after the date of the Financial Statements, or in the SEC Documents (other than trade payables in the ordinary course of business), and (b) all loan agreements, indemnity or guaranty agreements, bonds, mortgages, liens, pledges or other security agreements to which the Company or any Subsidiary is a party. Except as set forth on Schedule 5.20, since the date of the Financial Statements, neither the Company nor any Subsidiary has incurred any liabilities of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise other than (i) liabilities incurred in the ordinary course of business subsequent to the date of the Financial Statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements.

         5.21 Litigation. Except as set forth on Schedule 5.21, as of the date hereof, there is no claim, action, proceeding, lawsuit, inquiry, arbitration or investigation before or by any court, public board, arbitrator, governmental body, agency or official, self-regulatory organization or body including, without limitation, the SEC or the National Association of Securities Dealers Automated Quotation System, pending or, to the knowledge of the Company or any Subsidiary, threatened against or affecting the Company, any Subsidiary, or their respective properties or their respective directors or officers in their capacities as such. To the knowledge of the Company, there are no facts which, if known by a potential claimant or governmental authority, could reasonably be expected to give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any Subsidiary, could have a Material Adverse Effect or could prevent or materially delay the consummation of the transactions contemplated hereby. Neither the Company nor any Subsidiary is subject to any outstanding order, ruling, judgment or decree that would have a Material Adverse Effect or could prevent or materially delay the consummation of the transactions contemplated hereby.

         5.22 Compliance with Laws. Neither the Company nor any Subsidiary has received notification from any Governmental Entity (a) asserting a violation of any law, statute, ordinance or regulation or the terms of any judgments, orders, decrees, injunctions or writs applicable to the conduct of its business, (b) threatening to revoke any license, franchise, permit or government authorization, or (c) restricting or in any way limiting its operations as currently conducted or proposed to be conducted.

         5.23 Taxes. The Company and each Subsidiary has made or filed all federal and all state, local and foreign income tax returns required to be filed with respect to the Company and each Subsidiary in a timely manner (taking into account all extensions of due dates). The Company and each Subsidiary has paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which adequate reserves have been made, and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. Neither the Company or any Subsidiary has executed a waiver with respect to any statute of limitations relating to the assessment or collection of any federal, state or local tax. None of the Company's or any Subsidiary's tax returns has been or is being audited by any taxing authority.

         5.24 Employee Relations. (a) All bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and Existing Stock Option Plan, employment or severance contracts, health and medical insurance plans, life insurance and disability insurance plans, other material employee benefit plans, contracts or arrangements which cover employees or former employees of the Company or the Subsidiaries including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA (the "Employee Benefit Plans"), are listed on Schedule 5.24. No Employee Benefit Plans are or were collectively bargained for or have terms requiring assumption or any guarantee by the Purchaser.

              (b) There have been no violations of ERISA or the Code that could reasonably be expected to have a Material Adverse Effect relating to any Employee Benefit Plan. The Company has timely filed all documents, notes and reports (including IRS Form 5500) for each such Employee Benefit Plan with all applicable governmental authorities and has timely furnished all required documents to the participants or beneficiaries of each such Employee Benefit Plans.

              (c) The Company and its Subsidiaries have entered into individualized written employment agreements with its officers and key employees of the Company and its Subsidiaries listed on Schedule 5.24, true and complete copies of which have been delivered to Purchaser. To the knowledge of the Company, no employee of or consultant to the Company or any Subsidiary is in violation of any term of any employment contract or any other contract or agreement relating to the relationship of any such employee or consultant with the Company or any Subsidiary. The Company and each Subsidiary have operated and administered all plans, programs and arrangements providing compensation and benefits to employees in accordance with their terms and with all applicable laws. To the Company's knowledge, no key employee has any plans to terminate his or her employment with the Company or any Subsidiary, nor does the Company or any Subsidiary have any present intention to terminate the employment of any key employee.

              (d) The Company and its Subsidiaries are not delinquent in payments to any of their employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed through the date hereof or amounts required to be reimbursed to them to the date hereof. The Company and its Subsidiaries are in compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, except for either immaterial instances of noncompliance or instances of noncompliance of which the Company is unaware which may be reasonably cured without the incurrence by the Company or the Subsidiary of any material cost or liability. Neither the Company nor any Subsidiary is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, commitment or arrangement with any labor union, and, to the knowledge of the Company, no labor union has requested or has sought to represent any of the employees, representatives or agents of the Company or any Subsidiary. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of the Company, threatened against or involving the Company or any Subsidiary. There are no suits, actions, disputes, claims (other than routine claims for benefits), investigations or audits pending or, to the knowledge of the Company, threatened in connection with any Employee Benefit Plan, but excluding any of the foregoing which would not have a Material Adverse Effect on the Company or any Subsidiary.

              (e) No director or officer or other employee of the Company or any Subsidiary will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit (including any acceleration of vesting or lapse of repurchase rights or obligations with respect to any Employee Benefit
Plan) solely as a result of the transactions contemplated in this Agreement; and
(ii) no payment made or to be made to any current or former employee of director of the Company or any of its Affiliates by reason of the transactions contemplated hereby (whether alone or in connection with any other event, including, but not limited to, a termination of employment) will constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

         5.25 Acknowledgment Regarding Securities. The Company acknowledges that its obligation to issue Conversion Shares upon conversion of the Series B Preferred Shares, in accordance with the terms of this Agreement and the Certificate of Designation, is absolute and unconditional, regardless of the dilution that such issuance may have on the ownership interests of other stockholders of the Company. Taking the foregoing into account, the Company's Board of Directors has determined in its good faith business judgment that the issuance of the Securities hereunder and the consummation of the other transactions contemplated hereby are (a) in the best interests of the Company and its stockholders and (b) do not breach (with or without the passage of time or the giving of notice) any obligations of the Company or any Subsidiary the result of which would have a Material Adverse

Effect. The Company's Board of Directors has approved the terms of this Agreement and the Certificate of Designation and the transactions contemplated hereby and thereby. Schedule 5.25 sets forth any adjustments, Encumbrances or rights that would be triggered by the issuance of the Securities pursuant to agreements between the Company or any Subsidiary and any lender or holder of an equity interest or other securities of the Company or any Subsidiary.

         5.26 Brokers. There is no investment banker, broker, finder, financial advisor or other Person which has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement payable by Purchaser.

         5.27 Environmental Matters. (a) (i) No written notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of the Company, threatened by any Person against, the Company or any Subsidiary, and no penalty has been assessed against the Company or any Subsidiary, in each case, with respect to any matters relating to or arising out of any Environmental Law; (ii) the Company and its Subsidiaries are in compliance with all Environmental Laws; and (iii) to the knowledge of the Company there are no liabilities of or relating to the Company or any Subsidiary relating to or arising out of any Environmental Law, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability.

              (b) For purposes of this Agreement, the term "Environmental Laws" means federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, codes, injunctions, permits and governmental agreements relating to human health and the environment, including, but not limited to, Hazardous Materials; and the term "Hazardous Material" means all substances or materials regulated as hazardous, toxic, explosive, dangerous, flammable or radioactive under any Environmental Law including, but not limited to: (i) petroleum, asbestos, or polychlorinated biphenyls and (ii) in the United States, all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan.

         5.28 Related-Party Transactions. Except as set forth on Schedule 5.28 hereto, no employee, officer, director, stockholder or Affiliate of the Company or any of its Subsidiaries or member of his or her immediate family is currently indebted to the Company or any of its Subsidiaries, nor is the Company or any of its

Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of such individuals. Except as set forth on Schedule 5.28 hereto, as of the date hereof none of such Persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company except that employees, officers, or directors of the Company and members of their immediate families may own stock in an amount not to exceed 1% of the outstanding capital stock of publicly traded companies that may compete with the Company. As of the date hereof, except as set forth on
Schedule 5.28 hereto no employee, director, officer or stockholder of the Company and no member of the immediate family of any employee, officer, director or stockholder of the Company is directly or indirectly interested in any Material Contract with the Company.

         5.29 Insurance. The Company and each Subsidiary has in force fire, casualty, product liability and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties or assets which might be damaged or destroyed or sufficient to cover liabilities to which the Company or any Subsidiary may reasonably become subject. The Company has a directors' and officers' liability insurance policy that is in full force and effect. Schedule 5.29 sets forth a list of all insurance policies currently in effect that insure the business, operations, assets, directors, officers or employees of the Company and the Subsidiaries, the name of the carrier and the terms and amount of coverage. No default or event has occurred that could give rise to a default under any such policy.

         5.30 Acknowledgment Regarding the Purchaser's Purchase of the Securities. The Company acknowledges and agrees that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, and the relationship between the Company and the Purchaser is "arms length" and that, except for the representations and warranties of the Purchaser under this Agreement, any statement made by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Purchaser's purchase of Securities and has not been relied upon by the Company, its officers or directors in any way. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

         5.31 Disclosure. No representation or warranty by the Company contained in this Agreement, and no representation, warranty or statement by the Company contained in any certificate or schedule furnished or to be furnished at the

Closing to the Purchaser pursuant to this Agreement, contains any untrue statement by the Company of a material fact or omits to state any material fact necessary to make any statement herein or therein not misleading.

         All information relating to or concerning the Company and the Subsidiaries set forth in this Agreement, including, without limitation, in the Schedules hereto, or provided to the Purchaser and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any Subsidiary or their respective businesses, properties, operations or financial conditions, which has not been publicly disclosed or which has not been disclosed to the Purchaser but, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with respect to an issuance of the Company's securities.

         5.32 Corporate Records. Copies of the respective Certificates of Incorporation of the Company, certified by the Secretary of State of the State of Nevada, and of the By-laws of the Company, certified by the Secretary of the Company, heretofore delivered to the Purchaser are true and complete copies of such instruments as amended to the date of this Agreement. Such Certificates of Incorporation and By-laws are in full force and effect. The Company is not in violation of any provision of its Certificate of Incorporation or By-laws. The corporate records of the Company are correct and complete in all material respects.

         5.33 Approvals. Neither any declaration, filing or registration with, notice to, nor license, consent or approval of, any Governmental Entity is required to be made, obtained or given by or with respect to the Company in connection with the execution, delivery or performance by the Company of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby.

6.   Conditions of Parties' Obligations.

         6.1 Conditions of the Purchaser's Obligations. The obligations of the Purchaser under Section 2 hereof are subject to the fulfillment prior to or on the Closing Date of all of the following conditions, any of which may be waived in whole or in part by the Purchaser.

              (a) Covenants; Representations and Warranties. (i) The Company shall have performed in all material respects its obligations hereunder required to be performed by it at or prior to the Closing Date, and shall have obtained all consents and approvals required for the consummation of the transactions contemplated hereby, and (ii) the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) at and as of the Closing Date as if made at and as of the Closing Date, except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not, individually or in the aggregate, have a Material Adverse Effect on the Company;

              (b) Laws; Injunctions. There shall not be any statute, rule, regulation, injunction, order or decree, enacted, enforced, promulgated, entered, issued or deemed applicable to this Agreement or the transactions contemplated hereby (or in the case of any statute, rule or regulation, awaiting signature or reasonably expected to become law), by any court, government or governmental authority or agency or legislative body, domestic, foreign or supranational, that would, or would reasonably be expected to, have a Material Adverse Effect at or after the Closing Date.

              (c) Certificate of Designation and Articles of Incorporation. The Certificate of Designation and the Articles of Incorporation, amended to provide for the limitation of the liability of the Company's directors to the full extent permitted by law, shall have been filed with the Secretary of State of the State of Nevada, and the Purchaser shall have received confirmation satisfactory to it that each such filing has occurred.

              (d) Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals required under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement and each other Transaction Document, including, without limitation, the offer and sale of the Securities.

              (e) Certificate of Officer. The Company shall have delivered to the Purchaser a certificate dated the Closing Date, executed by its Chief Executive Officer, certifying the satisfaction of the conditions specified in paragraphs (a) and (b) of this Section 6.1.

              (f) Registration Rights Agreement. The Purchaser and the Company shall have executed and delivered the Registration Rights Agreement.

              (g) Other Transaction Documents.

                  (i) LLC Acquisition. The Company and Purchaser shall have
               consummated the transactions contemplated by the Share Purchase Agreement.

                  (ii) Advertising Agreement. The Company and the Purchaser
               shall have entered into the Advertising Agreement.

              (h) Supporting Documents. The Purchaser shall have received the following:

                  (i) A favorable opinion (the "Company Opinion") from Martin,
               Lucas & Chioffi, LLP, or Woodburn and Wedge, as appropriate, counsel to the Company, dated the Closing Date, that:

                  1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Nevada;

                  2. The Company has taken all required company action to
               approve and adopt this Agreement, and this Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

                  3. The execution and delivery of this Agreement by the
               Company does not, and the consummation of the transactions contemplated by this Agreement by the Company will not, constitute a breach or violation of, or a default under, the Company's organizational documents or By-laws, or a breach, violation or impairment of, or a default under, any judgment, decree, order, statute, law, ordinance, rule or regulation now in effect applicable to the Company or its properties known to such counsel, or any agreement, indenture, mortgage, lease or other instrument of the Company;

                  4. The Company's capitalization (including that all
               outstanding securities, including the Series B Preferred Shares and the shares of Common Stock to be delivered pursuant to this Agreement, are validly issued, fully paid and non-assessable);

                  5. The Conversion Shares have been duly authorized and upon issuance thereof such shares will be validly issued, fully paid and nonassessable;

                  6. The issuance and sale of the Series B Preferred Shares
               and the shares of Common Stock to be delivered pursuant to this Agreement and issuance of shares of Common Stock upon conversion of the Series B Preferred Shares are exempt transactions under the Securities Act; and

                  7. When issued, the Conversion Shares will be exempt from
               registration under the Securities Act.

          In rendering the Company Opinion, such counsel may rely on certificates of officers and other agents of the Company and public officials as to matters of fact and, as to matters relating to the law of jurisdictions other than Nevada, upon opinions of counsel of such other jurisdictions reasonably satisfactory to the Company and its counsel, provided such reliance is expressly noted in the Company Opinion and the opinions of such other counsel and the certificates of such officers, agents and public officials relied on are attached to the Company Opinion.

                  (ii) Copies of resolutions of the Board of Directors of the
               Company, certified by the Secretary or other authorized officer of the Company, authorizing and approving the filing of the Certificate of Designation, the execution, delivery and performance of the Transaction Documents and all other documents and instruments to be delivered pursuant hereto and thereto;

                  (iii) A certificate of incumbency executed by the Secretary of the Company (A) certifying the names, titles and signatures of the officers authorized to execute the Transaction

               Documents to be executed by the Company and (B) further certifying that the Articles of Incorporation and By-laws of the Company delivered to the Purchaser at the time of the execution of this Agreement have been validly adopted and have not been amended or modified, except to the extent provided in the Certificate of Designation; and

                  (iv) Such additional supporting documentation and other
               information with respect to the transactions contemplated by this Agreement as the Purchaser or its counsel, Skadden, Arps, Slate, Meagher & Flom LLP, may reasonably request.

              (i) Composition of Board of Directors. On the Closing Date, the Company's Board of Directors shall be composed of Brad D. Greenspan, Brett C. Brewer, Ryan A. Brant, Daniel Mosher and one individual elected by the Holders of a majority of the Series B Preferred Shares.

              (j) Consents and Waivers. The Company shall have obtained all consents or waivers necessary to execute and perform its obligations under this Agreement and the other Transaction Documents, to issue the Series B Preferred Shares and the shares of Common Stock to be delivered pursuant to this Agreement and the Conversion Shares, and to carry out the transactions contemplated hereby and thereby, including, without limitation, the stockholder consent referenced in Section 7.13. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the other Transaction Documents, the Series B Preferred Shares, the Conversion Shares, and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken.

              (k) No Material Adverse Change. There shall have been no material adverse change in the business, properties, assets, prospects or condition (financial or otherwise) of the Company from and after the date of this Agreement.

              (l) Domain Name Transfer. The Company shall have obtained ownership of "gotlaughs.com" from Brandon Tran.

              (m) Financial Statements. The Purchaser shall have received an unqualified audit opinion of Merdinger, Fruchter, Rosen & Corso & P.C. with respect to the Company's consolidated financial statements as of and for the years ended March 31, 2000 and 2001 and such audited financial statements as of and for the year ended March 31, 2001 shall not differ materially from, or be materially inconsistent with, the draft March 31, 2001 financials previously provided to the Purchaser.

         6.2 Conditions of the Company's Obligations. The obligations of the Company under Section 2 hereof are subject to the fulfillment prior to or on the Closing Date of all of the following conditions, any of which may be waived in whole or in part by the Company.

              (a) Covenants; Representations and Warranties. (i) The Purchaser shall have performed in all material respects its obligations hereunder required to be performed by it at or prior to the Closing Date, and shall have obtained all consents and approvals required for the consummation of the transactions contemplated hereby, and (ii) the representations and warranties of the Purchaser contained in this Agreement and in any certificate or other writing delivered by the Purchaser pursuant hereto shall be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) at and as of the Closing Date as if made at and as of the Closing Date, except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not, individually or in the aggregate, have a Material Adverse Effect on the Purchaser.

              (b) Laws; Injunctions. There shall not be any statute, rule, regulation, injunction, order or decree, enacted, enforced, promulgated, entered, issued or deemed applicable to this Agreement or the transactions contemplated hereby (or in the case of any statute, rule or regulation, awaiting signature or reasonably expected to become law), by any court, government or governmental authority or agency or legislative body, domestic, foreign or supranational, that would, or would reasonably be expected to, have a Material Adverse Effect at or after the Closing Date.

              (c) Registration Rights Agreement. The Purchaser and the Company shall have executed and delivered the Registration Rights Agreement.

              (d) Legal Opinion. The Company shall have received a favorable opinion from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Purchaser, dated the Closing Date, with respect to: (A) the Purchaser's corporate existence, power, authority and good standing; (B) the due authorization, execution and delivery of this Agreement and each of the Transaction Documents;
(C) the validity and enforceability of the Transaction Documents; and (D) no conflicts of the Transaction Documents with the charter or bylaws of the Company

                  6.3 Conditions of Each Party's Obligations. The respective obligations of each party to consummate the transactions contemplated hereunder are subject to the parties being reasonably satisfied as to the absence of (a) litigation challenging or seeking damages in connection with the transactions contemplated by this Agreement and (b) any provision of any applicable law or regulation, or any judgment, injunction, order or decree prohibiting or enjoining the transactions contemplated by this Agreement or by the Transaction Documents.

7. Covenants of the Company. The Company agrees that the Company (and each of its Subsidiaries unless the context otherwise requires) will do the following:

                  7.1 Maintain Corporate Rights and Facilities. From the date hereof through the Closing, and thereafter for so long as the Purchaser owns 50% of Series B Preferred Shares issued hereunder (or the equivalent thereof in Common Stock if such Series B Preferred Shares are converted) maintain and preserve its corporate existence and all rights, franchises, licenses, trademarks, service marks, trade names, copyrights and other authority reasonably deemed adequate by the Company for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; and conduct its business in an orderly manner without voluntary interruption.

                  7.2 Maintain Insurance. From the date hereof through the Closing, and thereafter for so long as the Purchaser owns 50% of Series B Preferred Shares issued hereunder (or the equivalent thereof in Common Stock if such Series B Preferred Shares are converted) maintain in full force and effect a policy or policies of insurance issued by insurers of recognized responsibility, insuring it and its properties and business against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or a similar business.

                  7.3 Information Rights.(a) Access to Records. From the date hereof through the Closing, and thereafter for so long as the Purchaser owns 50% of Series B Preferred Shares issued hereunder (or the equivalent thereof in Common Stock if such Series B Preferred Shares are converted) the Company shall, and shall cause each Subsidiary to, afford to the Purchaser, the Affiliates of the Purchaser and each of their respective officers, employees, advisors, counsel and other authorized representatives (collectively with the affiliates of the Purchaser, the "Representatives"), during normal business hours, reasonable access, upon reasonable advance notice, to all of the books, records and properties of the Company and its Subsidiaries and all officers and employees of the Company and such Subsidiaries. The Purchaser shall keep confidential information obtained by it in connection with any such inspection, except that the Purchaser shall be permitted to disclose the information relating to the Company's business (i) to such of its representatives as need to know such information relating to the Company's business for the sole purpose of evaluating the business of the Company, provided such Persons are informed of the confidential nature of the information relating to the Company's business and the restrictions imposed hereby; (ii) to the extent required by law, rule or regulation or legal process;
(iii) to the extent such information relating to the Company's or any of its Subsidiaries' business is or becomes publicly available other than as a result of a breach of this Section 7.3(a); or (iv) to the extent the Company shall have consented to such disclosure.

                  (b) Financial Reports. From the date hereof through the Closing, and thereafter for so long as the Purchaser owns 50% of Series B Preferred Shares issued hereunder (or the equivalent thereof in Common Stock if such Series B Preferred Shares are converted), the Company shall furnish to the Purchaser the following:

                           (i) Bi-Monthly Reports. As soon as available, but not later than 30 days after the end of each bi-monthly period beginning with the report for the months of June and July, 2001, a consolidated balance sheet of the Company as of the end of such period and consolidated statements of income of the Company for such period and for the period commencing at the end of the previous fiscal year and ending with the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to the budget or business plan and an analysis of the variances from the budget or plan, all prepared in accordance with generally accepted accounting principles consistently applied (except for the absence of footnotes, and quarter-end and year-end adjustments).

                           (ii) Quarterly Reports. As soon as available, but not later than the date of filing of the Company's Form 10-Q with the SEC beginning with the report for the quarter ended June 30, 2001, (A) a consolidated balance sheet of the Company as of the end of such period and consolidated statements of income, cash flows and changes in stockholders' equity for such quarterly accounting period and for the period commencing at the end of the previous fiscal year and ending with the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to the budget or business plan, all prepared in accordance with generally accepted accounting principles consistently applied, subject to normal year-end adjustments and the absence of footnote disclosure, and (B) a report or presentation by management of the Company of the operating and financial highlights of the Company and its Subsidiaries for such period, which shall include (x) a comparison between operating and financial results and budget and (y) an analysis of the operations of the Company and its Subsidiaries for such period.

                           (iii) Annual Audit. Beginning with the fiscal year ended March 31, 2002, as soon as available, but not later than 120 days after the end of each fiscal year of the Company, audited consolidated financial statements of the Company, which shall include statements of income, cash flows and changes in stockholders' equity for such fiscal year and a balance sheet as of the last day thereof, each prepared in accordance with GAAP, and accompanied by the report of nationally-recognized independent certified public accountants selected by the Company's Board of Directors (the "Accountants"). The Company and its Subsidiaries shall maintain a system of accounting sufficient to enable its Accountants to render the report referred to in this Section 7.3(b)(iii).

                           (iv) Miscellaneous. Promptly upon becoming available, each of the following:

                              (A) copies of all financial statements, reports,
                  press releases, notices, proxy statements and other documents sent by the Company or its Subsidiaries to its stockholders generally or released to the public and copies of all regular and periodic reports, if any, filed by the Company or its Subsidiaries with the SEC, any securities exchange or the NASD;

                              (B) notification in writing of the existence of
                  any default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of their assets are bound;

                              (C) upon specific request, copies of all reports
                  prepared for or delivered to the management of the Company or its Subsidiaries by its accountants; and

                              (D) upon specific request, any other routinely
                  collected financial or other information available to management of the Company or its Subsidiaries (including, without limitation, routinely collected statistical data).

                  7.4 Notice of Litigation, Disputes and Adverse Changes; Other Information. (a) From the date hereof through the Closing, and thereafter for so long as the Purchaser owns 50% of Series B Preferred Shares issued hereunder (or the equivalent thereof in Common Stock if such Series B Preferred Shares are converted) promptly notify the Purchaser of (i) each legal action, suit, arbitration or other administrative or governmental investigation or proceeding (whether federal, state, local or foreign) instituted or, to the Company's knowledge, threatened against the Company (or of any occurrence or dispute which involves a reasonable likelihood of any such action, suit, arbitration, investigation or proceeding being instituted), or (ii) any other occurrence or change of circumstance relating to the Company which, in either such case, could reasonably be expected to materially and adversely affect the Company's condition (financial or otherwise), properties, assets, liabilities, business, prospects or operations (except for any changes that are the effect or result of economic factors generally affecting the economy as a whole).

                           (b) From the date hereof through the Closing, and
thereafter for so long as the Purchaser owns 50% of Series B Preferred Shares issued hereunder (or the equivalent thereof in Common Stock if such Series B Preferred Shares are converted) promptly provide the Purchaser with such other information relating to the Company as reasonably requested by the Purchaser on an item by item basis.

                  7.5 Internal Accounting Controls. From the date hereof through the Closing, and thereafter for so long as the Purchaser owns 50% of Series B Preferred Shares issued hereunder (or the equivalent thereof in Common Stock if such Series B Preferred Shares are converted) maintain a system of internal accounting controls administered in accordance with Section 13(b)(2) of the Exchange Act.

                  7.6 Conduct of Business. From the date hereof through the Closing, and thereafter for so long as the Purchaser owns 50% of Series B Preferred Shares issued hereunder (or the equivalent thereof in Common Stock if such Series B Preferred Shares are converted) conduct its business in accordance with all applicable provisions of federal, state, local and foreign law, including without limitation, those pertaining to intellectual and proprietary property rights.

                  7.7 Compliance with Articles of Incorporation and By-laws. From the date hereof through the Closing, and thereafter for so long as the Purchaser owns 50% of Series B Preferred Shares issued hereunder (or the equivalent thereof in Common Stock if such Series B Preferred Shares are converted) perform and observe all of its obligations to the holders of all of its securities set forth in the Company's Articles of Incorporation and By-laws.

                  7.8 Indemnification of the Board of Directors; Directors and Officers Insurance Policy.7.9 (a) From the date hereof through the Closing, and thereafter reimburse all directors of the Company for their reasonable out-of-pocket expenses in connection with attending meetings of the Company's Board of Directors and all committees thereof and all reasonable out-of-pocket expenses otherwise incurred in fulfilling their duties as directors. The Company, the Company's Articles of Incorporation, or the Company's By-Laws if no provisions in the Articles of Incorporation relate to directors' liability or indemnification, shall at all times (i) eliminate the liabilities of directors to the maximum extent permitted by the law, and (ii) require the indemnification of all of the Company's directors against liability for actions and omissions to act in their capacity as directors of the Company to the maximum extent that such individuals may lawfully be so indemnified by the Company.

                           (b) From the date hereof through the Closing, and
thereafter for so long as the Purchaser owns 50% of Series B Preferred Shares issued hereunder (or the equivalent thereof in Common Stock if such Series B Preferred Shares are converted) maintain in full force and effect a directors and officers liability insurance policy issued by an insurer or insurers of recognized responsibility, insuring its directors and officers against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation in the same or similar business in the amount of $5,000,000 per director. From the date hereof through the Closing, and thereafter for so long as the Purchaser owns 50% of Series B Preferred Shares issued hereunder (or the equivalent thereof in Common Stock if such Series B Preferred Shares are converted) at least one of the members of the Board of Directors appointed by the Purchaser pursuant to the Certificate of Designation shall be appointed by the Board of Directors to serve on each committee of the Board of Directors.

                  7.10 Use of Proceeds. The Company will use the proceeds from the sale of the Series B Preferred Shares for the purposes summarized on
Schedule 7.9 hereto.

                  7.11 Reservation of Common Stock. The Company shall reserve and keep available out of its authorized but unissued Common Stock the number of shares required for issuance upon the conversion of all of the Series B Preferred Shares (including any additional shares which may become so issuable by reason of the operation of anti-dilution provisions of the Certificate of Designation).

                  7.12 Non-Disclosure and Non-Competition Agreement. The Company shall aggressively enforce and protect, to the fullest extent permitted by the applicable law, the Company's rights with respect to all non-disclosure and non-competition agreements it has with third parties, including, without limitation, employees.

                  7.13 Advice of Changes; Filings. From the date hereof through the Closing, and thereafter for so long as the Purchaser owns 50% of Series B Preferred Shares issued hereunder (or the equivalent thereof in Common Stock if such Series B Preferred Shares are converted) the Company shall confer with the Purchaser on a regular and frequent basis as reasonably requested by the Purchaser, orally and, if requested by the Purchaser, in writing, with regard to any change that has had a Material Adverse Effect with respect to the Company or its Affiliates. From the date hereof through the Closing, and thereafter for so long as the Purchaser owns 50% of Series B Preferred Shares issued hereunder (or the equivalent thereof in Common Stock if such Series B Preferred Shares are converted) the Company shall promptly provide to the Purchaser (or its counsel) copies of all filings made by the Company or any Affiliate with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

                  7.14 Special Stockholders Meeting. To the extent required by any applicable law or requirements of Nasdaq Small Cap Market or any stock exchange, as soon as practicable after the date hereof, the Company shall prepare and file with the SEC one or more proxy statements in connection with the transactions contemplated by this Agreement and the other Transaction Documents (each such proxy statement, together with any amendments or supplements thereto, in each case in the form mailed to the Company stockholders, being a "Proxy Statement"). Each Proxy Statement shall not, at the date such Proxy Statement is first mailed to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that the Company will file with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder. The Company shall promptly after the date hereof take all action necessary in accordance with the General Corporation Law of Nevada and the Articles of Incorporation and By-laws to convene a stockholders meeting to vote on the issuance of the Securities to the Purchaser as promptly as practicable after the date hereof. The Company shall use its best efforts to solicit from stockholders of the Company proxies in favor of the aggregate transactions to be voted on at the stockholders meeting. The Company shall use its best efforts to ensure that the Proxy Statement includes the unconditional recommendation of the Board, subject to its fiduciary duties, in favor of the transactions to be voted on at each of the stockholders meetings. The Company shall provide to the Purchaser drafts of any materials to be filed with the SEC or mailed to the Company's stockholders and, prior to submitting or filing such materials with the SEC, shall accept reasonable comments from the Purchaser and its Representatives.

                  7.15 Liability Limitation and Indemnification of Directors. Prior to Closing the Company shall amend its charter to: (i) eliminate the liabilities of directors to the maximum extent permitted by the law, and (ii) require the indemnification of all of the Company's directors against liability for actions and omissions to act in their capacity as directors of the Company to the maximum extent that such individuals may lawfully be so indemnified by the Company.

                  7.16 Voting Agreement. Within five business days of the date of this Agreement, deliver to Purchaser the Voting Agreement attached as Exhibit C hereto duly executed by the Company and holders of more than 50% of the Company's outstanding Common Stock.

8. Negative Covenants of the Company.

                  8.1 No Solicitation. (a) From the date hereof through the Closing Date, the Company shall and shall cause each Subsidiary and its Subsidiaries' officers and directors to, and each of the foregoing shall cause their respective agents, representatives, advisors or subsidiaries, to cease any discussions or negotiations with any parties (other than the Purchaser) that may be ongoing with respect to (A) any acquisition or purchase of assets of the Company and its Subsidiaries other than in the ordinary course of business consistent with past practice, (B) the purchase of any equity security of the Company or any Subsidiary (including a self tender offer) or any security that is convertible, exchangeable or exercisable for any such equity security, (C) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, Liquidation, or similar transaction involving the Company or any Subsidiary (other than a Permitted Acquisition), or (D) any other transaction the consummation of which would, or could reasonably be expected to, impede, interfere with, prevent or materially delay the transactions contemplated by this Agreement or which would, or could reasonably be expected to, materially dilute the benefits to the Purchaser of the transactions contemplated hereby (each of the foregoing items set forth in (A) through (D), an "Alternative Transaction"). From the date hereof through the Closing Date, the Company shall not, shall cause each Affiliate not to and shall not authorize or permit any of its or any such Person's officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative representing any such Person to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal that may lead to an Alternative Transaction or (ii) participate in any discussions or negotiations with any third party regarding any proposed Alternative Transaction.

                           (b) From the date hereof through the Closing Date,
neither the Board of Directors of the Company nor any committee thereof shall
(i) withdraw or modify the approval or recommendation by such Board of Directors or such committee of this Agreement, the Transaction Documents or any of the transactions contemplated hereby or thereby, (ii) approve or recommend any Alternative Transaction or (iii) cause or permit the Company or any Affiliate to enter to any letter of intent, agreement in principle or other agreement with respect to an Alternative Transaction.

                           (c) In addition to the obligations of the Company set
forth in paragraphs (a) and (b) of this Section 8.1, the Company shall promptly advise the Purchaser orally and in writing of any request for information or of any proposal or any inquiry regarding any Alternative Transaction, the material terms and conditions of such request, proposal or inquiry and the identity of the Person making such request, proposal or inquiry. The Company will keep the Purchaser fully informed of the status and details (including amendments or proposed amendments) of any such request, proposal or inquiry.

9. Restrictive Legend. The Purchaser acknowledges that each certificate evidencing the Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, unless prior to conversion of any Series B Preferred Shares, the Common Stock issuable upon conversion or exercise thereof shall have been registered under the Securities Act:

                  "The shares represented by this Certificate have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act. The shares represented by this Certificate are subject to restrictions on transfer set forth in that certain Registration Rights
         Agreement dated as of July    , 2001."

10. Registration, Transfer and Substitution of Certificates for Shares.

                  10.1 Stock Register; Ownership of Securities. The Company will keep at its principal office a register in which the Company will provide for the registration of transfers of the Securities. The Company may treat the Person in whose name any of the Securities are registered on such register as the owner thereof and the Company shall not be affected by any notice to the contrary. All references in this Agreement to a "holder" of any Securities shall mean the Person in whose name such Securities are at the time registered on such register.

                  10.2 Replacement of Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing Securities, and, in the case of any such loss, theft or destruction, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such certificate for cancellation at the office of the Company maintained pursuant to Section 10.1 hereof, the Company at its expense will execute and deliver, in lieu thereof, a new certificate representing Securities of like tenor.

11. Definitions. Unless the context otherwise requires, the terms defined in this Section 11 shall have the meanings specified for all purposes of this Agreement.

                  Except as otherwise expressly provided, all accounting terms used in this Agreement, whether or not defined in this Section 11, shall be construed in accordance with United States generally accepted accounting principles. If and so long as the Company has one or more Subsidiaries, such accounting terms shall be determined on a consolidated basis for the Company and each of its Subsidiaries, and the financial statements and other financial information to be furnished by the Company pursuant to this Agreement shall be consolidated and presented with consolidating financial statements of the Company and each of its Subsidiaries.

                  "Affiliate" and "Associate" have the respective meanings assigned to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  "Agreement" means this Agreement.

                  "Approved Option Plan" means a stock option plan providing for the grant of options to employees and directors of the Company to purchase not more than 9,000,000 shares of Common Stock at an exercise price not less than the greater of (i) Fair Market Value or (ii) the then applicable conversion price of the Series B Preferred Shares at the date of the grant (such share number and exercise price to be appropriately adjusted in the event of any subdivision, combination or similar action with respect to the Common Stock), which options shall vest in five or more equal annual installments.

                  "Alternative Transaction" has the meaning assigned to it in
Section 8.1 hereof.

                  "Certificate of Designation" has the meaning assigned to it in
Section 1 hereof.

                  "Closing" has the meaning assigned to it in Section 3 hereof.

                  "Closing Date" has the meaning assigned to it in Section 3 hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Common Stock" has the meaning assigned to it in Section 1 hereof.

                  "Company Intellectual Property" shall have the meaning assigned to it in Section 5.12 hereof.

                   "Conversion Shares" means the shares of Common Stock issuable upon conversion of the Series B Preferred Shares.

                  "Employee Benefit Plans" has the meaning assigned to it in
Section 5.24 hereof.

                  "Encumbrances" has the meaning assigned to it in Section 5.2 hereof.

                  "Environmental Law" has the meaning assigned to it in Section
5.27 hereof.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Existing Stock Option Plans" means the eUniverse, Inc. 1999 Stock Awards Plan.

                  "Existing Warrants" has the meaning assigned to it in the second Whereas clause.

                  "Fair Market Value" has the meaning assigned to it in the Certificate of Designation.

                  "GAAP" means U.S. generally accepted accounting principles consistently applied.

                  "Governmental Entity" means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

                  "Hazardous Material" has the meaning assigned to it in Section
5.27 hereof.

                  "Intellectual Property "has the meaning assigned to it in
Section 5.12 hereof.

                  "Liquidation" means any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Company.

                  "Material Adverse Effect" has the meaning assigned to it in
Section 5.3 hereof.

                  "Material Contract" means any contract, the absence of which would have an Material Adverse Effect on the Company or any Subsidiary.

                  "Permitted Acquisition" means any acquisition by the Company or any Subsidiary of (i) any business or assets with a purchase price of $350,000 or less (including all assumed debt, all cash payments, and the fair market value of all securities or other property issued as consideration) or
(ii) any business or assets for which the consent or approval of the Purchaser has been given.

                  "Person" means and includes all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures, limited liability companies and other entities and governments and agencies and political subdivisions.

                  "Purchase Price" has the meaning assigned it in Section 2 hereof.

                  "Purchaser" has the meaning assigned it in the introductory paragraph of this Agreement.

                   "Real Property" shall have the meaning assigned to it in
Section 5.7 hereof.

                  "Registration Rights Agreement" means the Registration Rights Agreement substantially in the form attached hereto as Exhibit D.

                  "SEC" means the Securities and Exchange Commission.

                   "SEC Documents" has the meaning assigned to it in Section 5.8 hereof.

                  "Securities" has the meaning assigned to it in Section 1 hereof.

                  "Securities Act" or "Act" means the Securities Act of 1933, as amended.

                  "Series B Preferred Shares" has the meaning assigned to it in
Section 1 hereof.

                  "Subsidiary" means any corporation, association trust, limited liability company, partnership, joint venture or other business association or entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.

                  "Transaction Documents" has the meaning assigned to it in
Section 5.3 hereof.

12. Enforcement.

                  12.1 Remedies at Law or in Equity. If any representation or warranty made by or on behalf of any party hereto, in this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof shall be untrue or misleading as of the date of this Agreement or as of the Closing Date or as of the date it was made, furnished or delivered, or any covenant made by a party hereto shall be breached by such party, the other party or parties may proceed to protect and enforce its rights by suit in equity or action at law, whether for the specific performance of any term contained in this Agreement, the Certificate of Designation or any other Transaction Document or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement, any other Transaction Document or the Certificate of Designation, or to enforce any other legal or equitable right of such party, or to take any one or more of such actions.

                  In the event the Purchaser brings such an action against the Company, or the Company brings an action against the Purchaser arising under this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement or any other Transaction Document including without limitation such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

                  12.2 Cumulative Remedies. None of the rights, powers or remedies conferred upon the Purchaser on the one hand, or the Company, on the other hand, shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by the Transaction Documents or now or hereafter available at law, in equity, by statute or otherwise.

13. Miscellaneous.

                  13.1 Waivers and Amendments. Upon the approval of the Company and the written consent of the Purchaser (a) the obligations of the Company and the rights of the Purchaser under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and (b) the Company may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of any supplemental agree-ment or modifying in any manner the rights and obligations hereunder or thereunder of the Purchaser and the Company.

                  The foregoing notwithstanding, no such waiver or supplemental agreement shall affect any of the rights of any holder of a Security created by the Certificate of Designation or by the Nevada Revised Statutes without compliance with all applicable provisions of the Certificate of Designation and the Nevada Revised Statutes

                  Neither this Agreement, nor any provision hereof, may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 13.1.

                  13.2 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or transmitted by facsimile transmission (with immediate telephonic confirmation thereafter),

                           (a) If to the Purchaser:

                                    550 Digital Media Ventures Inc.
                                    c/o Sony Music Entertainment, Inc.
                                    550 Madison Avenue
                                    New York, NY 10022
                                    Attention: Senior Vice President and General
                                    Counsel of 550 DMV; and Senior Vice
                                    President and General Counsel - Sony Music
                                    Facsimile No.:  (212) 833-7844

                               with a copy to:

                                       Skadden, Arps, Slate, Meagher & Flom LLP
                                       Four Times Square
                                       New York, NY 10036-6522
                                       Attention:  David J. Goldschmidt, Esq.
                                       Facsimile No.:  (212) 735-2000

                  or       (b) If to the Company:

                                       eUniverse, Inc.
                                       6300 Wilshire Blvd., Suite 1700
                                       Los Angeles, CA 90048
                                       Attention:  Brad Greenspan
                                       Facsimile No.:  (323) 658-9098

                                    with a copy to:

                                       Martin, Lucas & Chioffi, LLP
                                       1177 Summer Street
                                       Stamford, CT 06905
                                       Attention:  Christopher Martin, Esq.
                                       Facsimile No.:  (203) 324-8646

or at such other address as the Company or the Purchaser may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered if delivered personally, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

                  13.3 Termination of Agreement. This Agreement may be terminated prior to the Closing as follows:

                           (a) by mutual consent of the Purchaser and the
Company;

                           (b) at the election of either party, if the Closing
has not been consummated as of November 1, 2001; provided that the right to terminate this Agreement under this Section 13.3(b) shall not be available to either party whose material misrepresentations, material breach of warranty or failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

                           (c) at the election of the Purchaser, if the Company
has materially breached any representation, warranty, covenant or agreement contained in this Agreement;

                           (d) at the election of the Purchaser or the Company
within three (3) days of last day of 15 trading day(s) immediately following the date of this Agreement in the event that the Adjusted Share Price is less than or equal to $2.00

(as adjusted for a stock split, reverse split, stock dividend, merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event );

                           (e) By either the Company or the Purchaser if either
of them has terminated the Share Purchase Agreement in accordance with the terms thereof.

                  13.4 Indemnification The Company shall indemnify, save and hold harmless the Purchaser, its directors, officers, employees, partners, representatives and agents from and against (and shall promptly reimburse such indemnified Persons for) any and all liabilities, losses, costs, damages, reasonable attorneys' and accountants' fees and expenses, court costs and all other out-of-pocket expenses incurred in connection with or arising from any claim, suit, action or similar claim by any Person (other than the Purchaser) related to (i) the status or conduct of the Company, (ii) the execution, delivery and performance of this Agreement or the Transaction Documents or the transactions contemplated hereby or thereby, (iii) any breach of any representation of the Company, or (iv) the Purchaser's role with the Company or such transactions. This indemnification provision shall be in addition to the rights of the Purchaser to bring an action against the Company for breach of any term of this Agreement and the Transaction Documents.

                  In the event that the Purchaser elects to terminate this Agreement pursuant to clause (b) or (c) of Section 13.3, it shall give written notice of such termination to the Company in accordance with the provisions of
Section 13.2.

                  If this Agreement is terminated pursuant to Section 13.3, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that the agreements contained in this Section 13.4, and in Section 13.10, shall survive the termination hereof.

                  13.5 Survival of Representations and Warranties, etc. All representations and warranties made in, pursuant to or in connection with this Agreement shall survive the Closing Date, notwithstanding any investigation at any time made by or on behalf of the Purchaser, and the sale and purchase of the Securities and payment therefor; and all statements contained in any certificate or schedule delivered or to be delivered to the Purchaser by or on behalf of the Company at the Closing pursuant to this Agreement or in connection with or contemplation of the transactions herein contemplated shall constitute representations and warranties by the Company hereunder.

                  13.6 No Implied Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  13.7 Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and assigns of the Purchaser and the successors of the Company, whether so expressed or not. None of the parties hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto.

                  13.8 Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

                  13.9 Governing Law. The internal laws, and not the laws of conflicts (other than Section 5-1401 General Obligations Law of the State of New
York), of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

                  13.10 Expenses. Each party shall be solely responsible for all costs and fees (including attorneys' fees) that each party incurred in connection with the consummation of the transactions contemplated hereunder.

                  13.11 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the State of California, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13.2 shall be deemed effective service of process on such party.

                  13.12 Waiver of Jury Trial.

         EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  13.13 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

                  13.14 Entire Agreement. This Agreement and the other Transaction Documents contain the entire agreement among the parties hereto with respect to the subject matter hereof and such Agreement supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

                  13.15 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

                  13.16 Best Efforts. The Company and the Purchaser shall each cooperate with the other and use (and shall cause their respective Subsidiaries to use) their respective commercially reasonable best efforts to promptly (i) take or cause to be taken all necessary actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable laws to consummate and make effective all the transactions contemplated by this Agreement as soon as practicable, including, without limitation, preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registra-tions, submissions of information, applications and other documents and (ii) obtain all approvals required to be obtained from any third party necessary, proper or advisable to the transactions contemplated by this Agreement.

                  13.17 Interim Loan. The Purchaser hereby covenants and agrees upon: (i) satisfaction of the conditions contained in Section 6.1(a)(ii), (b),
(e) (with respect to (a)(ii) and (b) only), (h)(ii), (iii), and (iv), (k), and
(m); and (ii) the delivery of a duly executed promissory note substantially in the form attached as Exhibit E hereto (the "Promissory Note") to lend to the Company Two Million Five Hundred Thousand Dollars ($2,500,000) pursuant to the terms of the Promissory Note.

                  13.18 Publicity. The Company hereby covenants and agrees (i) to issue the Press Release (as defined in the Share Purchase Agreement) by open of business on the date hereof, (ii) notwithstanding anything contained herein, to describe the transactions contemplated hereby and by the Transaction Documents in the Company's annual report for its fiscal year ended March 21, 2001 solely as set forth that certain disclosure contained in Schedule A hereto (the "10-K Disclosure"); or (iii) not to otherwise disclose the transactions contemplated hereby or by the Transaction Documents in any manner inconsistent with the 10-K Disclosure or Press Release unless required by law.


                            [Execution Page Follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed as of the day and year first above written.

                                      eUniverse, Inc


                                      By: /s/ Brad D. Greenspan
                                          --------------------------------------
                                          Name: Brad D. Greenspan
                                          Title:   Chairman



                                      550 Digital Media Ventures, Inc.


                                      By: /s/ Mark R. Eisenberg
                                          --------------------------------------
                                          Name: Mark R. Eisenberg
                                          Title: Senior Vice President & General
                                          Counsel

                                                                       Exhibit A


                           CERTIFICATE OF DESIGNATION
                                       OF
                      SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF
                                 eUNIVERSE, INC.

                  (Pursuant to Sections 78.035, 78.195, 78.196
                         of the Nevada Revised Statutes)

         eUniverse, Inc., a Nevada corporation (the "Company"), hereby certifies that the following resolution was adopted by the Board of Directors of the
Company:

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company (the "Board of Directors") by the provisions of the Articles of Incorporation of the Company (the "Articles of Incorporation"), there is hereby created, out of the 40,000,000 shares of preferred stock, par value $.10 per share, of the Company authorized in Article Fourth of the Articles of Incorporation (the "Preferred Stock"), a series of the Preferred Stock consisting of 4,098,335 shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to any powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations and restrictions, set forth in the Articles of Incorporation which are applicable to the Preferred Stock):

Section 1. Designation of Amount.

         The shares of Preferred Stock created hereby shall be designated the "Series B Convertible Preferred Stock" (the "Series B Preferred Stock") and the authorized number of shares constituting such series shall be 4,098,335. The Series B Preferred Stock shall rank senior to the Series A 6% Convertible Preferred Stock as to dividends, distributions or as to distributions of assets upon liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary.

Section 2. Dividends.

          (a) The holders of the then outstanding shares of Series B Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available therefor, non-cumulative cash dividends, accruing on a daily basis from the Original Issuance Date (as hereinafter defined) through and including the date on which such dividends are paid at the annual rate of 8% (the "Applicable Rate") of the Liquidation Preference (as hereinafter defined) per share of the Series B Preferred Stock. The term "Original Issuance Date" means July__, 2001. The cash dividends provided for in this Section 2(a) are hereinafter referred to as "Base Dividends."

         (b) In addition to Base Dividends, in the event any dividends are declared or paid or any other distribution is made on or with respect to the common stock, par value $.001 per share ("Common Stock"), the holders of the Series B Preferred Stock as of the record date established by the Board of Directors for such dividend or distribution on the Common Stock shall be entitled to receive as additional dividends (the "Additional Dividends") an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends or distribution that such holder would have received had the Series B Preferred Stock been converted into Common Stock as of the date immediately prior to the record date of such dividend or distribution on the Common Stock, such Additional Dividends to be payable on the same payment date as the payment date for the dividend on the Common Stock established by the Board of Directors (the "Additional Dividend Payment Date"); provided, however, that if the Company declares and pays a dividend or makes a distribution on the Common Stock consisting in whole or in part of Common Stock, then no such dividend or distribution shall be payable in respect of the Series B Preferred Stock on account of the portion of such dividend or distribution on the Common Stock payable in Common Stock and in lieu thereof the anti-dilution adjustment in Section 5(e) below shall apply. The record date for any such Additional Dividends shall be the record date for the applicable dividend or distribution on the Common Stock, and any such Additional Dividends shall be payable to the individual, entity or group (a "Person") in whose name the Series B Preferred Stock is registered at the close of business on the applicable record date.

         (c) No dividend shall be paid or declared on any share of Common Stock (other than dividends payable in Common Stock for which an adjustment is made pursuant to Section 5(e)(iv) hereof), unless a dividend, payable in the same consideration and manner, is simultaneously paid or declared, as the case may be, on each share of Series B Preferred Stock in an amount determined as set forth in paragraph (b) above. For purposes hereof, the term "dividends" shall include any pro rata distribution by the Company, out of funds of the Company legally available therefor, of cash, property, securities (including, but not limited to, rights, warrants or options) or other property or assets to the holders of the Common Stock, whether or not paid out of capital, surplus or earnings.

         (d) Prior to declaring any dividend or making any distribution on or with respect to shares of Common Stock, the Company shall take all prior corporate action necessary to authorize the issuance of any securities payable as a dividend in respect of the Series B Preferred Stock.

Section 3. Liquidation Preference.

         In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of the Series B Preferred Stock then outstanding shall be entitled to receive out of the available assets of the Company, whether such assets are stated capital or surplus of any nature, an amount on such date equal to $[insert original per share purchase price] per share of Series B Preferred Stock plus the amount of any accrued and unpaid Base Dividends as of such date, calculated pursuant to
Section 2 and any declared but unpaid Additional Dividends as of such date (collectively, the "Liquidation Preference"). Such payment shall be made before any payment shall be made or any assets distributed to the holders of any class or series of the Common Stock, the holders of the Series A 6% Convertible Preferred Stock or any other class or series of the Company's capital stock ranking junior as to liquidation rights to the Series B Preferred Stock. After the Liquidation Preference has been paid in full pursuant to this Section 3, the holders of the Series A 6% Convertible Preferred Stock shall be entitled to receive their liquidation preference as set forth in the First Amendment to the Certificate of Designation of the Series A 6% Convertible Preferred Stock. Following payment, first, to the holders of the Series B Preferred Stock of the full preferential amounts described in the first sentence of this Section 3 and, second, to the holders of the Series A 6% Convertible Preferred Stock of the full preferential amounts described in the First Amendment to the Certificate of Designation of the Series A 6% Convertible Preferred Stock, the remaining assets (if any) of the Company available for distribution to stockholders of the Company shall be distributed, subject to the rights of the holders of shares of any other series of Preferred Stock ranking prior to the Common Stock as to distributions upon Liquidation, pro rata among (i) the holders of the then outstanding shares of Series B Preferred Stock (as if the Series B Preferred Stock had been converted into Common Stock as of the date immediately prior to the date fixed for determination of stockholders entitled to receive such distribution) and (ii) the holders of the Common Stock and any other shares of capital stock of the Company ranking on a parity with the Common Stock as to distributions upon Liquidation. If upon any Liquidation the assets available for payment of the Liquidation Preference are insufficient to permit the payment to the holders of the Series B Preferred Stock of the full preferential amounts described in this paragraph, then all the remaining available assets shall be distributed among the holders of the then outstanding Series B Preferred Stock pro rata according to the number of then outstanding shares of Series B Preferred Stock held by each holder thereof. A Corporate Transaction (as hereinafter defined), shall at the election of the holders of a majority of the Series B Preferred Stock outstanding at the time constitute a Liquidation for purposes of this Section 3, other than an Excluded Corporate Transaction.

Section 4. Voting Rights.

         (a) Except as otherwise provided by applicable law and in addition to any voting rights provided by law, the holders of outstanding shares of the Series B Preferred Stock:

               (i) shall be entitled to vote together with the holders of the
            Common Stock as a single class on all matters submitted for a vote of holders of Common Stock;

               (ii) shall have such other voting rights as are specified in the
            Articles of Incorporation or as otherwise provided by Nevada law;
            and

               (iii) shall be entitled to receive notice of any stockholders'
            meeting in accordance with the Articles of Incorporation and By-laws of the Company.

         For purposes of the voting rights set forth in this Section 4(a), each share of Series B Preferred Stock shall entitle the holder thereof to cast one vote for each whole vote that such holder would be entitled to cast had such holder converted its Series B Preferred Stock into shares of Common Stock as of the date immediately prior to the record date for determining the stockholders of the Company eligible to vote on any such matter.

         (b) The holders of Series B Preferred Stock shall have the exclusive right, voting separately as a single class, to elect the following number of members of the Board of Directors: one (1) member in the event the Board of Directors consists of one (1) to five (5) members; two (2) members in the event the Board of Directors consists of six (6) to eight (8) members; and three (3) members in the event the Board of Directors consists of nine (9) to eleven (11) members (each such member elected by the Series B Preferred Stockholders, a "Preferred Stock Director"). Except as permitted by Section 4(c) below in no event shall the total number of members of the Board of Directors exceed eleven
(11). In any such election the holders of Series B Preferred Stock shall be entitled to cast one vote per share of Series B Preferred Stock held of record on the record date for the determination of the holders of Series B Preferred Stock entitled to vote on such election. The initial Preferred Stock Directors shall be ________ and are elected to serve until their successors are duly elected; and thereafter the Preferred Stock Directors shall be elected at the same time as other members of the Board of Directors. A Preferred Stock Director may only be removed by the written consent or affirmative vote of at least a majority of the Series B Preferred Stock. If for any reason a Preferred Stock Director shall resign or otherwise be removed from the Board of Directors, then his or her replacement shall be a person elected by the holders of the Series B Preferred Stock, in accordance with the voting procedures set forth in this Section 4(b). The Preferred Stock Directors shall be appointed by the Board of Directors to serve on each committee of the Board of Directors at least in the same proportions that the number of Preferred Stock Directors bears to the total number of directors then comprising the entire Board of Directors.

         (c) So long as any shares of Series B Preferred Stock remain outstanding, the Company shall not, without the written consent or affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, (i) amend, alter, waive or repeal, whether by merger, consolidation, combination, reclassification or otherwise, the Articles of Incorporation, including this Certificate of Designation, or By-laws of the Company or any provisions thereof (including the adoption of a new provision thereof), (ii) create, authorize or issue any class, series or shares of Preferred Stock or any other class of capital stock ranking either as to payment of dividends, distributions or as to distributions of assets upon Liquidation
(x) prior to the Series B Preferred Stock, or (y) on a parity with the Series B Preferred Stock or (iii) increase the size of the Board or Directors beyond eleven (11) members. The vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting separately as one class, shall be necessary to adopt any alteration, amendment or repeal of any provision of this Resolution, in addition to any other vote of stockholders required by law.

         (d) So long as 550 Digital Media Ventures Inc. or any of its affiliates owns at least [75% of original purchase - to filled in at filing] shares of Series B Preferred Stock or Common Stock (as appropriately adjusted for any stock split, combination, reorganization, reclassification, stock dividend, stock distribution or similar event), the Company shall not, without the written consent or affirmative vote of at least two-thirds of the Board of Directors (i) enter into an agreement to, or consummate, a Corporate Transaction, (ii) enter into transactions which result in or require the Company to issue shares of its capital stock in excess of 5% (in any one transaction) or 12.5% (in the aggregate, in a series of transactions commencing on or after the Original Issuance Date) of the Company's issued and outstanding shares of capital stock,
(iii) enter into transactions which result in or require the Company to pay (whether in cash, stock or a combination thereof) in excess of 5% (in any one transaction) or 12.5% (in the aggregate, in a series of transactions commencing on or after the Original Issuance Date) of the Company's then-current market capitalization, (iv) increase or decrease the number of authorized shares of capital stock, (v) directly or indirectly declare or pay any dividend or make any other distribution in respect thereof, or directly or indirectly purchase, redeem, repurchase or otherwise acquire any shares of capital stock of the Company or any subsidiary, whether in cash or property or in obligations of the Company or any subsidiary, other than repurchases pursuant to an employee's employment or incentive agreement and upon an employee's termination and at a price not to exceed such employee's cost, (vi) increase or decrease the size of the Company's Board of Directors; provided that in no event shall the total number of members of the Board of Directors exceed (11).

Section 5. Conversion Rights.

         (a) General. Subject to and upon compliance with the provisions of this
Section 5, the holders of the shares of Series B Preferred Stock shall be entitled, at their option, at any time to convert all or any such shares of Series B Preferred Stock into a number of fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100,000th of a share) of Common Stock. The number of shares of Common Stock to which a holder of Series B Preferred Stock shall be entitled upon conversion shall be determined by dividing (x) the Liquidation Preference of such Series B Preferred Stock as of the Conversion Date (as hereinafter defined) by (y) the Conversion Price in effect at the close of business on the Conversion Date (determined as provided in this Section 5).

         (b) Automatic Conversion. Each share of Series B Preferred Stock shall automatically convert, immediately upon the earlier of (1) the written consent of holders of more than 50% of issued and outstanding Series B Preferred Stock, and (2) the Company Election (each, an "Automatic Conversion Date") into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock (calculated as to each conversion to the nearest 1/100,000th of a share) to which a holder of Series B Preferred Stock shall be entitled upon such automatic conversion shall be determined by dividing (x) the Liquidation Preference of such Series B Preferred Stock as of the Automatic Conversion Date by (y) the Conversion Price in effect at the close of business on the Business Day immediately preceding such closing date. Such conversion shall occur automatically and without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent. Upon the occurrence of such automatic conversion of the Series B Preferred Stock, the holders of Series B Preferred Stock shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series B Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series B Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

         (c) Conversion Price. The conversion price (the "Conversion Price") shall initially be $[_____], subject to adjustment from time to time in accordance with Section 5(e).

         (d) Fractions of Shares. Unless the holder of shares of Series B Preferred Stock being converted specifies otherwise, the Company shall issue fractional shares of Common Stock (carried out to seven decimal places) upon conversion of shares of Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock to be issued shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series B Preferred Stock, the Company shall pay a cash adjustment in respect of such fractional share in an amount equal to the product of such fraction multiplied by the Fair Market Value (as hereinafter defined) of one share of Common Stock on the Conversion Date.

         (e) Adjustments to Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

                 (i) Upon Issuance of Common Stock. If the Company shall, at any time or from time to time after the Original Issuance Date, issue any shares of Common Stock (other than an issuance of Common Stock as a dividend or in a split of or subdivision in respect of which the adjustment provided for in Section 5(e)(iv) applies), options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities (other than Excluded Stock (as defined below)) without consideration or for consideration per share less than the Conversion Price in effect immediately prior to such issuance, then such Conversion Price shall forthwith be lowered to a price equal to the price obtained by multiplying:

                    (A) the Conversion Price in effect immediately prior to the issuance of such Common Stock, options, rights or securities by

                    (B) a fraction of which (x) the denominator shall be the number of shares of Common Stock outstanding on a fully-diluted basis immediately after such issuance and
                         (y) the numerator shall be the sum of (i) the number of shares of Common Stock outstanding on a fully-diluted basis immediately prior to such issuance and (ii) the number of additional shares of Common Stock which the aggregate consideration for the number of shares of Common Stock so offered would purchase at the Conversion Price.

         For purposes of this Section 5(e), "fully diluted basis" shall be determined in accordance with the treasury stock method of computing fully diluted earnings per share in accordance with GAAP.

         (ii) Upon Acquisition of Common Stock. If the Company or any subsidiary shall, at any time or from time to time after the Original Issuance Date, directly or indirectly, redeem, purchase or otherwise acquire any shares of Common Stock, options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock (other than shares of Series B Preferred Stock that are redeemed according to their terms), or options to purchase or rights to subscribe for such convertible or exchangeable securities, for a consideration per share greater than the Fair Market Value (plus, in the case of such options, rights, or securities, the additional consideration required to be paid to the Company upon exercise, conversion or exchange) per share of Common Stock immediately prior to such event, then the Conversion Price shall forthwith be lowered to a price equal to the price obtained by multiplying:

                         (A) the Conversion Price in effect immediately prior to
                    such event by

                         (B) a fraction of which (x) the denominator shall be
                    the Fair Market Value per share of Common

                    Stock immediately prior to such event and (y) the numerator shall be the result of dividing:

                    a) (1) the product of (A) the number of shares of Common
               Stock outstanding on a fully-diluted basis and (B) the Fair Market Value per share of Common Stock, in each case immediately prior to such event, minus (2) the aggregate consideration paid by the Company in such event (plus, in the case of such options, rights, or convertible or exchangeable securities, the aggregate additional consideration to be paid by the Company upon exercise, conversion or exchange), by

                    b) the number of shares of Common Stock outstanding on a
               fully-diluted basis immediately after such event.

         (iii) For the purposes of any adjustment of a Conversion Price pursuant to paragraphs (1) of this Section 5(e), the following provisions shall be applicable:

               (1) In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor before deducting therefrom any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance and sale thereof.

               (2) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Market Value thereof.

               (3) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities (except for options to acquire Excluded Stock):

                    (A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subparagraphs (i) and (ii) above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                    (B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in paragraphs (i) and (ii) above);

                    (C) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the anti-dilution provisions thereof, the applicable Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and

                    (D) no further adjustment of the Conversion Price adjusted upon the issuance of any such options, rights, convertible securities or exchangeable securities shall be made as a result of the actual issuance of Common Stock on the exercise of any such rights or options or any conversion or exchange of any such securities.

         (iv) Upon Stock Dividends, Subdivisions or Splits. If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, or to be affected by such subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of Series B Preferred Stock shall be increased in proportion to such increase in outstanding shares.

         (v) Upon Combinations. If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, following the record date to determine shares affected by such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

         (vi) Upon Reclassifications, Reorganizations, Consolidations or Mergers. In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Company with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock), each share of Series B Preferred Stock shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such consolidation or surviving such merger, if any, to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such Series B Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, or mergers. The Company shall not effect any such reorganization, reclassification, consolidation or merger unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such reorganization, reclassification, consolidation, shall assume, by written instrument, the obligation to deliver to the holders of the Series B Preferred Stock such shares of stock, securities or assets, which, in accordance with the foregoing provisions, such holders shall be entitled to receive upon such conversion.

         (vii) Deferral in Certain Circumstances. In any case in which the provisions of this Section 5(e) shall require that an adjustment shall become effective immediately after a record date of an event, the Company may defer until the occurrence of such event:

                   (1) issuing to the holder of any Series B Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event and issuing to such holder only the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and

                   (2) paying to such holder any amount in cash in lieu of fractional share of capital stock pursuant to Section 5(d) above;

      provided, however, that the Company shall deliver to such holder an appropriate instrument or due bills evidencing such holder's right to receive such additional shares and such cash.

         (viii) Other Anti-Dilution Provisions. If the Company has issued or issues any securities on or after the Original Issuance Date containing provisions protecting the holder or holders thereof against dilution in any manner more favorable to such holder or holders thereof than those set forth in this Section 5, such provisions (or any more favorable portion thereof) shall be deemed to be incorporated herein as if fully set forth herein and, to the extent inconsistent with any provision herein, shall be deemed to be substituted therefor.

         (ix) Appraisal Procedure. In any case in which the provisions of this
      Section 5(e) shall necessitate that the Appraisal Procedure be utilized for purposes of determining an adjustment to the Conversion Price, the Company may defer until the completion of the Appraisal Procedure and the determination of the adjustment:

               (1) issuing to the holder of any share of Series B Preferred Stock converted after the date of the event that requires the adjustment and before completion of the Appraisal Procedure and the determination of the adjustment, the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event and issuing to such holder only the shares of capital stock issuable upon such conversion before giving effect to such adjustment and

               (2) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 5(d) above

      ; provided, however, that the Company shall deliver to such holder an appropriate instrument or due bills evidencing such holder's right to receive such additional shares and such cash.

         (x) Exceptions. Section 5(e) shall not apply to (i) any issuance of Common Stock upon any grant or exercise of any warrants or options awarded to employees or directors of the Company pursuant to an employee stock option plan or stock incentive plan approved by the Board of Directors,
      (ii) any issuance of Common Stock upon conversion of the Preferred Stock,
      (iii) upon approval by the Preferred Stockholder, (x) any issuance of Common Stock or any grant of any warrants or options to purchase Common Stock as payment for services or compensation or (y) in connection with an asset or stock acquisition (collectively, the "Excluded Stock").

 (f) Exercise of Conversion Privilege.

               (i) Except in the case of an automatic conversion pursuant to
         Section 5(b), in order to convert shares of Series B Preferred Stock, a holder must (A) surrender the certificate or certificates evidencing such holder's shares of Series B Preferred Stock to be converted, duly endorsed in a form satisfactory to the Company, at the office of the Company and (B) notify the Company at such office that such holder elects to convert Series B Preferred Stock and the number of shares such holder wishes to convert. Such notice referred to in clause (B) above shall be delivered substantially in the following form:

                      "NOTICE TO EXERCISE CONVERSION RIGHT

         The undersigned, being a holder of the Series B Convertible Preferred Stock of eUniverse, Inc. (the "Convertible Preferred Stock") irrevocably exercises the right to convert ____________ outstanding shares of Convertible Preferred Stock on ___________, ____, into shares of Common Stock of eUniverse, Inc. In accordance with the terms of the shares of Convertible Preferred Stock, and directs that the shares issuable and deliverable upon the conversion be issued and delivered in the denominations indicated below to the registered holder hereof unless a different name has been indicated below. Dated: [At least one Business Day prior to the date fixed for conversion]

Fill in for registration of
shares of Common Stock
if to be issued otherwise
than to the registered

holder:

Name

Address

Please print name and                                (Signature)
address, including postal
code number

Denominations:_________"

               (ii) Series B Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day (the "Conversion Date") of surrender of such shares of Series B Preferred Stock for conversion in accordance with the foregoing provisions (or, in the case of an automatic conversion pursuant to Section 5(b), the Automatic Conversion Date, and at such time the rights of the holders of such shares of Series B Preferred Stock as holder shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock as and after such time. As promptly as practicable on or after the Conversion Date, the Company shall issue and shall deliver at any office or agency of the Company maintained for the surrender of Series B Preferred Stock a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 5(d).

               (iii) In the case of any certificate evidencing shares of Series B Preferred Stock which is converted in part only, upon such conversion the Company shall execute and deliver a new certificate representing an aggregate number of shares of Series B Preferred Stock equal to the unconverted portion of such certificate.

         (g) Notice of Adjustment of Conversion Price. Whenever the Conversion Price is adjusted as herein provided: (i) the Company shall compute the adjusted Conversion Price in accordance with Section 5(e) and shall prepare a certificate signed by the Treasurer or Chief Financial Officer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for such purpose or conversion of shares of Series B Preferred Stock; and (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be prepared by the Company, and as soon as practicable after it is prepared, such notice shall be mailed by the Company at its expense to all holders at their last addresses as they shall appear in the stock register.

         (h) Notice of Certain Corporate Action. In case: (i) the Company shall take an action or an event shall occur, that would require a Conversion Price adjustment pursuant to Section 5(e); or (ii) the Company shall grant to the holders of its Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class; or (iii) of any reclassification of the Common Stock (other than a subdivision or combination of the outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or (v) the Company or any subsidiary shall commence a tender offer for all or a portion of the outstanding shares of Common Stock (or shall amend any such tender offer to change the maximum number of shares being sought or the amount or type of consideration being offered therefor); then the Company shall cause to be filed at each office or agency maintained for such purpose, and shall cause to be mailed to all holders at their last addresses as they shall appear in the stock register, at least 30 days prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record who will be entitled to such dividend, distribution, rights or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of the amendment thereto). Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the Series B Preferred Stock. Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (i) through (v) of this Section 5(h).

         (i) Company to Reserve Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of the authorized but unissued Common Stock or out of the Common Stock held in treasury, for the purpose of effecting the conversion of Series B Preferred Stock, the full number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Series B Preferred Stock.

         Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Series B Preferred Stock or that would cause the number of shares of Common Stock deliverable upon conversion of the Series B Preferred Stock to exceed (when taken together with all other outstanding shares of Common Stock) the number of shares of Common Stock that the Company is authorized to issue, the Company will take any corporate action that, in the opinion of its counsel, is necessary in order that the Company may validly and legally issue the full number of fully paid and non-assessable shares of Common Stock issuable upon conversion at such adjusted conversion price.

         (j) Taxes on Conversions. The Company will pay any and all original issuance, transfer, stamp and other similar taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Series B Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the share(s) of Series B Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the reasonable satisfaction of the Company that such tax has been or will be paid.

         (k) Cancellation of Converted Series B Preferred Stock. All Series B Preferred Stock delivered for conversion shall be delivered to the Company to be canceled.

         (l) Certain Definitions. The following terms shall have the following respective meanings herein:

                  "Appraisal Procedure" if applicable, means the following procedure to determine the fair market value, as to any security, for purposes of the definition of "Fair Market Value" or the fair market value, as to any other property (in either case, the "Valuation Amount"). The Valuation Amount shall be determined in good faith jointly by the Board of Directors and the holders of more than 50% of the issued and outstanding shares of Series B Preferred Stock (the "Majority Holder"); provided, however, that if such parties are not able to agree on the Valuation Amount within a reasonable period of time (not to exceed twenty (20) days), the Valuation Amount shall be determined by an investment banking firm of national recognition, which firm shall be reasonably acceptable to the Board of Directors and the Majority Holder. If the Board of Directors and the Majority Holder are unable to agree upon an acceptable investment banking firm within ten (10) days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in New York City, New York, selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the investment banking firm (within ten (10) days of his appointment) from a list, jointly prepared by the Board of Directors and the Majority Holder, of not more than six investment banking firms of national standing in the United States, of which no more than three may be named by the Board of Directors and no more than three may be named by the Majority Holder. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The Board of Directors and the Majority Holder shall submit their respective valuations and other relevant data to the investment banking firm, and the investment banking firm shall, within thirty days of its appointment, make its own determination of the Valuation Amount. The final Valuation Amount for purposes hereof shall be the average of the two Valuation Amounts closest together, as determined by the investment banking firm, from among the Valuation Amounts submitted by the Company and the Majority Holder and the Valuation Amount calculated by the investment banking firm. The determination of the final Valuation Amount by such investment-banking firm shall be final and binding upon the parties. The Company shall pay the fees and expenses of the investment banking firm and arbitrator (if any) used to determine the Valuation Amount. If required by any such investment banking firm or arbitrator, the Company shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Company in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and affiliates.

                  "Business Day" means a day other than a Saturday, Sunday or day on which banking institutions in New York are authorized or required to remain closed.

                  "Company Election" means the election by the Company to exercise its right to convert the Series B Preferred Stock into Common Stock within 60 days of the public filing by the Company on Form 10-K or 10-Q, as applicable, evidencing the Company's achievement of four
         (4) consecutive quarters (commencing after the Original Issuance Date) of individual quarterly Operating Profits equal to or greater than $750,000 in each of the four (4) consecutive quarters.

                  "Corporate Transaction" means a reorganization, merger, change of control or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company.

                  "Excluded Corporate Transaction" means a Corporate Transaction pursuant to which the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from, or the transferee Person, in such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns 100% of the Outstanding Company Common Stock or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be.

                  "Fair Market Value" means, as to any security, the Twenty Day Average of the average closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ National Market System as of 4:00 P.M., New York City time, on such day, or, if on any day such security is not quoted in the NASDAQ National Market System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar or successor organization (and in each such case excluding any trades that are not bona fide, arm's length transactions). If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ National Market System or the domestic over-the-counter market, the "Fair Market Value" of such security shall be the fair market value thereof as determined in accordance with the Appraisal Procedure, using any appropriate valuation method, assuming an arms-length sale to an independent party. In determining the Fair Market Value of any class or series of Common Stock, a sale of all of the issued and outstanding Common Stock will be assumed, without giving regard to the lack of liquidity of such stock due to any restrictions (contractual or otherwise) applicable thereto or any discount for minority interests and assuming the conversion or exchange of all securities then outstanding that are convertible into or exchangeable for Common Stock and the exercise of all rights and warrants then outstanding and exercisable to purchase shares of such stock or securities convertible into or exchangeable for shares of such stock; provided, however that such assumption will not include those securities, rights and warrants convertible into Common Stock where the conversion, exchange or exercise price per share is greater than the Fair Market Value; provided, further, however, that Fair Market Value shall be determined with regard to the relative priority of each class or series of Common Stock (if more than one class or series exists). "Fair Market Value" means with respect to property other than securities, the "fair market value" determined in accordance with the Appraisal Procedure.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, which are in effect from time to time.

                  "Operating Profits" means earnings before interest, taxes and purchase price amortization, adjusted to exclude non-recurring items, equity earnings/losses and minority interests.

                  "Outstanding Company Common Stock" means the then outstanding shares of Common Stock.

                  "Outstanding Company Voting Securities" means the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors.

                  "Twenty Day Average" means, with respect to any prices and in connection with the calculation of Fair Market Value, the average of such prices over the twenty Business Days ending on the Business Day immediately prior to the day as of which "Fair Market Value" is being determined.

                  "Voting Stock" shall mean shares of Common Stock, Preferred Stock and any other class of securities of the Company having the power to elect directors to the Board of Directors and any other general voting power (and shall include any shares of Voting Stock issuable upon exercise, exchange or conversion of securities exercisable or exchangeable for or convertible into shares of Voting Stock). Each share of Common Stock shall count as one share of Voting Stock, each share of Preferred Stock shall count as a number of shares of Voting Stock equal to the number of shares of Common Stock into which such share of Preferred Stock is then convertible and each share of any other class of securities of the Company constituting Voting Stock shall count as a number of shares of Voting Stock equal to the number of shares of Common Stock into which such share of Voting Stock is then convertible, exchangeable or exercisable, as the case may be.

                  "Voting Stock Equivalents" means any right, warrant, option or security of the Company which is exercisable or exchangeable for or convertible into, or represents the right to otherwise acquire, directly or indirectly, Voting Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event. Each Voting Stock Equivalent shall count as a number of shares of Voting Stock equal to the number of shares of Common Stock into which such Voting Stock Equivalent is then convertible, exchangeable or exercisable.

Section 6. Dividend Received Deduction.

         For federal income tax purposes, the Company shall report distributions on the Series B Preferred Stock as dividends, to the extent of the Company's current and accumulated earnings and profits (as determined for federal income tax purposes).

Section 7. Preemptive Rights.


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



                In case the Company proposes at any time to issue or sell any Voting Stock, options, rights or warrants to purchase Voting Stock or Voting Stock Equivalents or any other securities (whether debt or equity) of the Company, other than Excluded Stock (collectively, the "Company Offered Securities"), the Company shall, no later than twenty-five (25) days prior to the consummation of such transaction (a "Preemptive Rights Transaction"), give notice in writing (the "Preemptive Rights Offer Notice") to each holder of Series B Preferred Stock of such Preemptive Rights Transaction. The Preemptive Rights Offer Notice shall describe the proposed Preemptive Rights Transaction, identify the proposed purchaser, and contain an offer (the "Preemptive Rights Offer") to sell to each holder of Series B Preferred Stock, at the same price and for the same consideration to be paid by the proposed purchaser (provided, that, in the event any of such consideration is non-cash consideration, at the election of such holder of Series B Preferred Stock to whom the Preemptive Rights Offer is made, such holder of Series B Preferred Stock may pay cash equal to the value of such non-cash consideration), all or any part of such holder of Series B Preferred Stock's pro rata portion of the Company Offered Securities (which shall be a fraction of the Company Offered Securities determined by dividing the number of shares of outstanding Voting Stock owned by such holder of Series B Preferred Stock by the sum of (i) the number of shares of outstanding Voting Stock owned by such holder of Series B Preferred Stock and
(ii) the number of outstanding shares of Voting Stock not held by such holder of Series B Preferred Stock). If any holder of Series B Preferred Stock to whom a Preemptive Rights Offer is made fails to accept (a "Non-Responding Holder") in writing the Preemptive Rights Offer by the tenth (10th) day after the Company's delivery of the Preemptive Rights Offer Notice, such Non-Responding Holders shall have no further rights with respect to the proposed Preemptive Rights Transaction.

                            [Execution Page Follows]

                  IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by ___________, its _____________, and attested by ________________, its Secretary, this, ____ day of July, 2001.

                                     By:
                                        -------------------------------------
                                        Name:
                                        Title:

Signed by:

By:
   -----------------------------------
     Name:
     Title:  Secretary




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



     STATE OF               )
                            )  ss:
     COUNTY OF              )

                  On July ____, 2001, before me, the undersigned officer, personally appeared _____________, known to me (or satisfactorily proven) to be the person(s) whose name(s) is/are subscribed to the within instrument, and acknowledged that he/she/they executed the same for the purposes therein contained.










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